SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant
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        Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
ACI WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025 Annual Meeting of Stockholders Date: June 2, 2026 Time: 10:00 AM ET Place: Via live audio-only webcast at www.proxydocs.com/ACIW

Notice of 2026 Annual Meeting of Stockholders

2026 Annual General Meeting of Stockholders Details

Date	June 2, 2026

Time	10:00 a.m. Eastern Time

Place	Via a live audio-only webcast at www.proxydocs.com/ACIW. There is no physical location for the 2026 Annual Meeting.

Record Date	Close of business on April 8, 2026

Items of Business

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To elect the nine directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2027 Annual Meeting of Stockholders;

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To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026;

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To conduct an advisory vote to approve named executive officer compensation; and

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To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We have adopted a virtual format for our 2026 Annual Meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ACIW. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or, if you requested printed proxy materials, by mailing a completed proxy card. For more detailed information regarding how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled Questions and Answers About this Proxy Material and Voting beginning on page 2 of the Proxy Statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON JUNE 2, 2026

Our Proxy Statement and Annual Report are also available online at

www.proxydocs.com/ACIW

2026 PROXY STATEMENT

Proxy Statement Table of Contents

About ACI	1

Annual Meeting Proposals	2

2026 PROXY STATEMENT i

ii

Compensation Committee Interlocks and Insider Participation	Compensation Committee Interlocks and Insider Participation	74
Delivery of Documents to Stockholders Sharing an Address	Delivery of Documents to Stockholders Sharing an Address	74

Annual Report	Annual Report	75
	Stockholder Communications with our Board	75
Other Matters	Other Matters	75
Appendix A	Appendix A	A-1

2026 PROXY STATEMENT iii

Proxy Statement for the Annual Meeting of Stockholders to be held on June 2, 2026

About ACI

ACI Worldwide, an innovator in global payments technology, delivers transformative software solutions that power intelligent payments orchestration in real time so banks, billers, and merchants can drive growth, while continuously modernizing their payment infrastructures, simply and securely. With 50 years of trusted payments expertise, we combine our global footprint with a local presence to offer enhanced payment experiences to stay ahead of constantly changing payment challenges and opportunities.

In this Proxy Statement, the terms “ACI,” the “Company,” “we,” and “our” refer to ACI Worldwide, Inc.

This Proxy Statement contains a report issued by the Audit Committee relating to certain of its activities during 2025 and a report issued by the Compensation and Leadership Development Committee relating to executive compensation during 2025. Stockholders should be aware that under Securities and Exchange Commission rules, these committee reports are not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and are not incorporated by reference in any past or future filing by ACI Worldwide, Inc. under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced. Additionally, the information contained on aciworldwide.com is not incorporated by reference into this Proxy Statement.

These materials were first made available to stockholders on April 20, 2026.

Date, Time and Place of Meeting

When:	June 2, 2026 10:00 a.m. Eastern Time

Where:	Via a live audio-only webcast at www.proxydocs.com/ACIW. There is no physical location for the 2026 Annual Meeting.

Record Date:	April 8, 2026

This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of proxies to be used at our 2026 Annual Meeting of Stockholders, and any postponement or adjournment thereof. A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), accompanies this Proxy Statement.

2026 PROXY STATEMENT 1

Annual Meeting Proposals
Proposal		Recommendation of the Board

1.	Election of directors	FOR Each of the nominees

2.	Ratification of appointment of independent registered public accounting firm	FOR

3.	Advisory vote to approve named executive officer compensation	FOR

Questions and Answers about this Proxy Material and Voting

Why am I receiving these materials?

We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of ACI is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting via audio only webcast to vote on the proposals described in this Proxy Statement so long as you register to attend the Annual Meeting at www.proxydocs.com/ACIW. You will be asked to provide the control number located inside the shaded box on your Notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

You do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet, or complete, sign and return the proxy card.

Under the U.S. Securities and Exchange Commission’s (the “SEC”) “notice and access” rules, ACI has elected to use the Internet as its primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of ACI’s proxy materials. ACI intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Internet Availability Notice on or about April 20, 2026. The Internet Availability Notice will include instructions on how to receive a paper copy of your proxy materials, if you so choose.

ACI’s office is located at 6060 Coventry Drive, Elkhorn, NE 68022; our telephone number is (402) 390-7600.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?

We are acting under a Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Internet Availability Notice.

How can I attend the Annual Meeting?

This year’s Annual Meeting will be accessible through the Internet via a live audio-only webcast. Prior registration to attend the Annual Meeting at www.proxydocs.com/ACIW is required. You are entitled to participate at the Annual Meeting if you were a stockholder as of the close of business on our record date of April 8, 2026 or hold a valid proxy for the meeting. To be admitted to the Annual Meeting’s live audio-only webcast, you must register at www.proxydocs.com/ACIW as described in the Internet Availability Notice or proxy card. As part of the registration process, you must enter the Control Number. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

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Who can vote at the Annual Meeting?

You will be entitled to vote at the Annual Meeting if you owned ACI’s common stock (“Common Stock”), either as a stockholder of record or as a beneficial owner, as of the close of business on April 8, 2026 (the “Record Date”). On the Record Date, there were 101,349,931 shares of Common Stock outstanding. Holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of April 8, 2026 at the Annual Meeting. Shares of Common Stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each stockholder is entitled to one vote per share of Common Stock held on all matters to be voted on by stockholders. Unless context requires otherwise, any reference to “shares” in this Proxy Statement refers to all shares of Common Stock entitled to vote at the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, the Internet Availability Notice was sent directly to you by ACI. The Internet Availability Notice provides instructions on how to request printed proxy materials and how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. If your shares are held in an account at a brokerage firm, bank, trust, or other similar organization, like the vast majority of our stockholders, you are considered the “beneficial owner” of shares held in “street name” and the Internet Availability Notice was forwarded to you by that organization. You will receive instructions from your broker, bank, trustee, or other nominee that must be followed in order for your broker, bank, trustee, or other nominee to vote your shares per your instructions.

What am I voting on?

There are three matters scheduled for a vote:

•	Proposal No. 1. To elect the nine directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2027 Annual Meeting of Stockholders;

•	Proposal No. 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026; and

•	Proposal No. 3. To approve, on an advisory basis, named executive officer compensation.

How do I vote?

For Proposal No. 1, you may either vote “For”, vote “Against” or vote to “Abstain” with respect to each of the nominees for the Board of Directors. You may not vote your proxy “For” the election of any persons other than the nine named nominees. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting on the applicable proposal.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Internet Availability Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting via audio-only webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

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To vote using the proxy card, complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card or the Internet Availability Notice.

•	To vote by telephone, please follow the instructions provided on your proxy card or the Internet Availability Notice.

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To vote during the Annual Meeting, you must do so through www.proxydocs.com/ACIW. To be admitted to attend the Annual Meeting and vote your shares, you must register and provide the Control Number as described in the Internet Availability Notice or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

See “Who can vote at the Annual Meeting?” for voting instructions if you beneficially own shares held in street name.

2026 PROXY STATEMENT 3

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on April 8, 2026.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•	“For” the election of each of the nine nominees for director;

•	“For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026; and

•	“For” the approval, on an advisory basis, of the compensation of our named executive officers.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

ACI will pay for the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation materials that ACI may provide to stockholders. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. ACI will reimburse such brokerage firms, banks, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials.

In addition to ACI mailing these proxy materials, the Internet Availability Notice and the Annual Report (as applicable), ACI’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Mediant Communications LLC will monitor voting and deliver executed proxies to our voting tabulator.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Internet Availability Notices), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date over the Internet or by telephone as set forth on the Internet Availability Notice.

•	You may send a written notice that you are revoking your proxy to the Secretary of ACI at 6060 Coventry Drive, Elkhorn, NE 68022.

•	You may attend the Annual Meeting and submit an electronic ballot.

If you are a beneficial owner of our shares, you will need to contact your bank, brokerage firm, trustee, or other nominee to revoke any prior voting instructions.

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How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting as follows:

Proposal No. 1. The inspector of elections will count “For” votes, “Against” votes and votes to “Abstain.” Abstentions and broker non-votes will not affect the outcome of Proposal No. 1.

Proposal No. 2. The inspector of elections will count “For” and “Against” votes. Abstentions will have the effect of a vote against the proposal. Brokers have discretionary voting authority to vote on Proposal No. 2 in the absence of voting instructions from their customers. As a result, there should be no broker non-votes with respect to this proposal, but if there are any such broker non-votes, they will not affect the outcome of Proposal No. 2.

Proposal No. 3. The inspector of elections will count “For” and “Against” votes. Broker non-votes will not affect the outcome of Proposal No. 3. Abstentions will have the effect of a vote against the proposal.

See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote”?

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors or executive compensation matters, without instructions from the beneficial owner and instructions are not given. We encourage you to provide instructions to your broker or other nominee regarding voting your shares. On any matter for which your broker or other nominee does not vote on your behalf, the shares will be treated as “broker non-votes.”

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present or represented by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted. See “How are votes counted?” for further details regarding the effect of broker non-votes on the proposals set forth in this Proxy Statement.

How is an abstention counted?

Abstentions will be counted for purposes of determining the presence or absence of a quorum. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “How many votes are needed to approve each proposal?” section below.

How many votes are needed to approve each proposal?

Proposal No. 1. We have a majority voting standard for uncontested elections of directors, including the election of directors in the Annual Meeting. Under our Bylaws, the number of shares voted “For” a director’s election must exceed 50% of the number of votes cast with respect to that director’s election. A director standing for re-election who fails to receive the required number of votes is expected to tender his or her resignation, which resignation will be accepted by the Board absent the finding a compelling reason or reasons to reject the resignation, as decided by the Board in the exercise of its business judgement. To the extent that the Board shall reject such a director’s resignation and such holdover director is not re-elected at the next annual meeting of stockholders in an uncontested election, such holdover director’s second tendered resignation shall be effective ninety (90) days after the vote certification. The Board will only nominate for election or re-election candidates who agree to tender an irrevocable resignation upon failure to receive the required vote.

In contested elections – where the number of nominees exceeds the number of directors to be elected – each director will be elected by a plurality of the votes cast.

2026 PROXY STATEMENT 5

Proposal No. 2. Ratification of the appointment of Deloitte & Touche LLP as ACI’s independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

Proposal No. 3. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

See “How are votes counted?” for further details regarding the effect of abstentions and broker-non votes on the proposals set forth in this Proxy Statement.

What are the Board’s voting recommendations?

Proposal No. 1. “For” each of the nominees to the Board of Directors.

Proposal No. 2. “For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Proposal No. 3. “For” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders at the Annual Meeting, by means of remote communication or represented by proxy. On the Record Date, there were 101,349,931 shares of Common Stock issued, outstanding and entitled to vote, which number excludes 39,175,124 shares of Common Stock held as treasury stock by ACI. Thus, 50,674,966 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2027 annual meeting of stockholders?

To be included in our proxy statement for the 2027 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 21, 2026. The Corporate Governance Committee will review proposals submitted by stockholders for inclusion at our next annual meeting of stockholders and will make recommendations to our Board on an appropriate response to such proposals.

How can stockholders submit proposals to be raised at the 2027 annual meeting of stockholders that will not be included in our proxy statement for the 2027 annual meeting of stockholders?

To be raised at the 2027 annual meeting of stockholders, stockholder proposals must comply with our Bylaws. To be timely, a stockholder’s notice of a proposal must be delivered to or mailed and received at our principal executive offices not earlier

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than February 2, 2027 and not later than March 4, 2027. Under our proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2027 proxy statement and form of proxy for election at our 2027 Annual Meeting of Stockholders, the nominations must be received by ACI’s Secretary at ACI’s office located at 6060 Coventry Drive, Elkhorn, NE 68022 not earlier than November 21, 2026 and not later than December 21, 2026. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) as a potential nominee for director, see the procedures discussed in “Stockholder Communications with our Board.” Any stockholder considering a proxy access nomination should carefully review our Bylaws, which are available on our website at aciworldwide.com.

In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than April 3, 2026. However, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.

What if the date of the 2027 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Exchange Act, if the date of the 2027 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (A) the 90th calendar day prior to such annual meeting and (B) the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.

Does a stockholder proposal require specific information?

To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations. Pursuant to Rule 14a-4(c) under the Exchange Act, if ACI does not receive advance notice of a stockholder proposal to be brought before its next annual meeting of stockholders in accordance with the requirements of its Bylaws, the proxies solicited by ACI may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement.

2026 PROXY STATEMENT 7

Corporate Governance

Our corporate governance practices and the diverse skills and attributes that our directors bring to ACI support our business as a global payments software company. All our director nominees have served in leadership roles and, except for our CEO, all nominees are independent. Through proactive evaluation and assessment, our Board can adapt and ensure that the right skills and experience are represented on our Board.

Our corporate governance structure is designed to serve the best interests of our stockholders.

Governance Practices

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Annual elections of directors

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Annual Board and committee evaluations

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All committee members are independent

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Majority voting standard in uncontested elections

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Directors attended at least 75% of Board and committee meetings in 2025

Stockholder Alignment

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Proactive engagement with our stockholders

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Proxy access to make it easier for stockholders to nominate director candidates

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Prohibition of short sales, transactions in derivatives and hedging and pledging of ACI stock by our directors and executive officers

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Stock ownership guidelines for our CEO, executive officers and directors

ACI’s key governance documents, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for each of our Board committees, are available on our website at aciworldwide.com.

Board of Directors and Committees

Our Board has three standing committees: the Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Corporate Governance Committee (the “Corporate Governance Committee”). The following table provides membership information for each of the standing Board committees as of April 21, 2026:

Name	Audit	Compensation and Leadership Development	Corporate Governance	Independent	Tenure(1)	# of Other Public Company Boards(2)

Adalio T. Sanchez (Chairman)				Y	11	1

Juan A. Benitez				Y	2	0

Kimberly deBeers				Y	0	1

Todd Ford				Y	0	1

Mary P. Harman				Y	5	0

Didier Lamouche				Y	0	0

Katrinka B. McCallum				Y	2	1

Thomas W. Warsop III				N	11	0

Samir M. Zabaneh				Y	5	0

Chair     Member

(1)	Full years of service as of the annual meeting date. In the case of Mr. Lamouche, does not include service from October 22, 2022 to June 1, 2023.
(2)

For purposes herein, a public company is a company with a class of securities registered pursuant to Section 12 of the Exchange Act or is subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

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Director Independence

Our Board follows the NASDAQ listing standards requirements on director independence. Our Board reviews at least annually the independence of each director. During these reviews, the Board considers transactions and relationships between each director (and his or her immediate family and affiliates) and ACI and its management to determine whether any transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.

The Board has determined that each of our directors is independent, except Thomas W. Warsop, our President and CEO.

As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

The Audit Committee operates under a formal charter, which is available on our website at https://investor.aciworldwide.com/. Our Audit Committee assists our Board in its general oversight of financial reporting, internal controls and audit functions and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. Our Audit Committee also provides oversight of ACI’s enterprise risk management, business continuity and information security programs. The Audit Committee oversees ACI’s major financial risk exposures, including cybersecurity risks and ESG risks, and monitors the steps taken by management to control such exposures.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Audit Committee is comprised of Mr. Benitez, Ms. deBeers, Mr. Ford, Ms. McCallum, and Mr. Zabaneh. Mr. Zabaneh is the Chair of the Committee. Each member other than Mr. Benitez and Ms. deBeers is an “audit committee financial expert” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met eight times during the year ended December 31, 2025.

Our Board has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our Audit Committee meets the requirements for independence under the current requirements of SEC rules and regulations. Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the audit committee, accept consulting, advisory or other fees from us or be an affiliated person. Each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.

See the “Report of the Audit Committee” below.

The Compensation and Leadership Development Committee (the “Compensation Committee”) operates under a formal charter, which is available on our website at https://investor.aciworldwide.com/. Our Compensation Committee reviews, determines and recommends salaries, performance-based incentives and other matters relating to executive compensation; reviews, evaluates and approves our equity-linked plans, including reviewing and granting equity awards to our executive officers; recommends to the independent directors CEO compensation based on the CEO’s performance; reviews and evaluates the performance of, and compensation for, executive officers other than our CEO; oversees and evaluates the integration of any of the Company’s ESG goals into the Company’s executive compensation programs; and provides general oversight of leadership development processes and strategies for executive and senior officers.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Compensation Committee is comprised of Mr. Benitez, Mr. Ford, Ms. Harman, Mr. Lamouche, and Mr. Zabaneh. Mr. Lamouche is the Chair of the Committee. Each of the Compensation Committee members meets the independence

2026 PROXY STATEMENT 9

requirements set forth in the rules of NASDAQ, and the “non-employee director” standard within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. The Compensation Committee met seven times during the year ended December 31, 2025.

The Compensation Committee may delegate authority to a subcommittee or an individual Compensation Committee member as the Compensation Committee deems necessary, provided that the decisions of such members will be presented to the full Compensation Committee at its next scheduled meeting. For information regarding the role of executive officers and the Compensation Committee’s compensation consultant in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis.

The Corporate Governance Committee operates under a formal charter, which is available on our website at https://investor.aciworldwide.com/. The Corporate Governance Committee assists our Board in ensuring that we are governed in a manner consistent with the interests of our stockholders, including the integration of corporate responsibility and governance principles into our business strategy and decision making. The Corporate Governance Committee also is responsible for oversight of governance-related risks. The Corporate Governance Committee conducts the Board evaluations and assessments, including assessments of stockholder nominees to the Board, and the identification and recommendation of director nominees. The Corporate Governance Committee also assists the Board in its evaluation of the Board and its committees, as well as the succession planning for our CEO and other executive officers.

The Corporate Governance Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

The Corporate Governance Committee is comprised of Ms. deBeers, Ms. Harman, Mr. Lamouche, and Ms. McCallum. Ms. Harman is the Chair of the Committee. Each of the committee members meets the independence requirements set forth in the rules of NASDAQ. The Corporate Governance Committee met four times during the year ended December 31, 2025.

Meeting Attendance

Our Board and committees held the following meetings during 2025:

Type of Meeting	Full Board	Audit	Compensation	Corporate Governance

Total Meetings in 2025	8	8	7	4

Each director attended at least 75% of Board and applicable committee meetings in 2025.

Director nominees are expected to attend our annual meetings of stockholders. All of the 2026 director nominees attended our 2025 annual meeting, other than Kimberly deBeers, Todd Ford and Didier Lamouche, who were not directors at that time.

Board Leadership Structure

Under our Bylaws, the positions of Chairman of the Board and CEO are separate positions that may be occupied by the same person at the discretion of the Board. Our Corporate Governance Guidelines provide that our Board may decide whether it is best for our company, at a given point in time, for the roles of Chairman and CEO to be separate or combined and, if separate, whether the Chairman should be selected from the independent directors or be an employee. Thus, our Board has flexibility to choose its optimal leadership structure depending on our particular needs and circumstances, which allows us to organize our functions and conduct our business in the most efficient manner.

Presently, our Board believes that it is in our stockholders’ best interests to separate the roles of Chairman and CEO. Mr. Sanchez has served as the Chairman of the Board since November, 2022. Mr. Warsop, our CEO, is the only member of the Board who is not an independent director. We believe that this leadership structure enhances the accountability of our CEO to the Board and strengthens the Board’s independence from management, ensuring independent Board leadership on behalf of stockholders.

10

Board Evaluation Process

In order to ensure its effectiveness, the Board and each committee engages in a comprehensive annual evaluation process and ongoing engagement throughout the year.

Annual Evaluation

The annual evaluation process is developed and administered by the Corporate Governance Committee. Key aspects of the process include:

•

Evaluation Planning. The Corporate Governance Committee reviews with each committee and each director the focus areas for each year’s comprehensive annual evaluation, considering the Company’s operational and management priorities, the Board’s oversight role, and the prior-year’s evaluation results. The evaluation process addresses both process and substantive considerations, as they relate to Board effectiveness. Areas of focus include: (i) alignment on our mission, vision and values; (ii) engagement, oversight effectiveness and fiduciary responsibilities; (iii) our strategic objectives; (iv) the Board’s culture, composition, leadership and committee structure; and (iv) the quality and sufficiency of Board materials and meeting effectiveness. A questionnaire is developed for the Board as a whole and for each committee, with opportunities for directors to provide detailed responses to questions.

•

Evaluation Process. The evaluation process is facilitated by a third-party firm under the direction of legal counsel and the Corporate Governance Committee. The third-party firm administers the questionnaire developed with the Corporate Governance Committee and engages in interviews with each director. The questionnaire results are compiled for the Board and each committee. The interview results are anonymized and provided to the Corporate Governance Committee. Each committee member receives the questionnaire results for his or her respective committee, and each Board member receives the results of the Board questionnaire and the anonymized interview results. The full Board and each committee reviews and discusses their respective results in executive sessions.

To enhance Board performance, the Chairman of our Board and the Chair of the Corporate Governance Committee meet with each director, providing each director with individualized feedback. As appropriate, feedback is provided to management on areas where management has a role.

•

Action Planning. The Board and each committee develop action plans to address opportunities arising through the evaluation process. As appropriate, the Board and each committee chair work with management to improve practices, processes and procedures to enhance the Board’s and each committee’s effectiveness.

Ongoing Engagement

Throughout the year, the Board and each committee meet in executive session without management present. Directors are encouraged to provide feedback and input on how the Board can improve its effectiveness. Action steps are undertaken as appropriate, providing continuous improvement of the Board’s effectiveness.

Board Nomination Process; Continuous Board Refreshment

The Corporate Governance Committee regularly assesses the appropriate size, composition and needs of the Board and its respective committees and the qualifications of candidates in light of these needs. The Corporate Governance Committee believes that it is important to maintain and consistently refresh a list of qualified potential candidates for nomination and engages a third-party search firm to assist in identifying such candidates. The evaluation of these candidates may be based solely upon information provided to the Corporate Governance Committee or may also include discussions with persons familiar with the candidate, one or more interviews of the candidate or other actions the Corporate Governance Committee deems appropriate, including the use of third parties to review candidates.

The Corporate Governance Committee evaluates and recommends candidates for membership on the Board consistent with criteria established by the committee. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates also must have sufficient time available in the judgment of the Corporate Governance Committee to perform all Board and committee responsibilities. Members of the Board are expected to prepare for, attend and participate in Board and applicable committee meetings.

2026 PROXY STATEMENT 11

As part of the Board’s ongoing refreshment process, the Board looks to align the director composition with our short- and long-term strategies. In doing so, the Board intentionally looks to have directors with varying tenures such that the Board can benefit from new skills and perspectives, while maintaining continuity. The directors currently have an average tenure of four years, with three directors having been added in the prior year.

Stockholders may recommend director candidates for general consideration by the Corporate Governance Committee by submitting the individual’s name, qualifications and the other information set forth in our Bylaws applicable to director nominees by stockholders to the Corporate Secretary of the Company. The Corporate Governance Committee evaluates candidates recommended by stockholders against the same criteria and pursuant to the same policies, procedures and processes applicable to the evaluation of candidates proposed by other sources.

Board’s Role in Risk Oversight

Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, cybersecurity, privacy, legal/compliance, governance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board as a whole has responsibility for the oversight of enterprise risk management. Our Board provides broad oversight of ACI’s risk management programs. In this oversight role, our Board considers the implementation and effectiveness of the Company’s risk management processes. The involvement of our full Board in the risk oversight process allows our Board to assess management’s tolerance for risk and also to determine what constitutes an appropriate level of risk for ACI.

While our Board provides broad oversight, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to the entire Board.

The Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from ACI’s internal auditors. As part of its annual audit, ACI’s independent registered accounting firm, Deloitte & Touche LLP, also provides the Audit Committee with a risk assessment identifying risks of material misstatements and related controls. The Audit Committee reviews these and other reports on risks facing the Company at its meetings throughout the year. The Audit Committee also reviews with management ACI’s enterprise risk management, business continuity and information security programs.

The Compensation Committee reviews and oversees the management of potential material risks related to ACI’s compensation policies and practices. Compensia, the independent compensation consultant retained by the Compensation Committee, provides an annual assessment of such risks. The Compensation Committee reviews this annual assessment and evaluates such risks as it considers compensation and benefits matters throughout the year.

The oversight roles of the Board and the committees are supported by management reporting processes that are designed to provide the Board and the committees with visibility into the identification, assessment and management of critical risks.

Code of Business Conduct and Ethics

Under our Code of Business Conduct and Ethics our directors and employees, including our executive officers, must promptly report any transaction, relationship, or circumstance that creates or may create a conflict of interest. Any conflict of interest for our non-director and non-executive officer employees is prohibited unless a waiver is obtained from our General Counsel. Conflicts of interest involving our directors and executive officers are prohibited unless waived by our Board. Any waiver of a conflict of interest involving one of our directors or executive officers will be promptly disclosed in accordance with applicable law and NASDAQ listing requirements. The full text of our Code of Business Conduct and Ethics is, and any amendment to or waiver from a provision of our Code of Business Conduct and Ethics will be, posted on our website at https://investor.aciworldwide.com/corporate-govemance.

We also have a Code of Ethics for the CEO and Senior Financial Officers that requires that our CEO, CFO, Chief Accounting Officer, Controller and persons performing similar functions avoid actual and apparent conflicts of interest in personal and professional relationships and that they disclose to the Audit Committee any material transaction or relationship that reasonably could be expected to give rise to a conflict. The full text of our Code of Ethics for the CEO and Senior Financial Officers is, and any amendment to or waiver from a provision of our Code of Ethics for the CEO and Senior Financial Officers will be, posted on our website at https://investor.aciworldwide.com/corporate-governance.

12

Insider Trading Policy
We have an insider trading compliance policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees, and have processes, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.
Compensation Risk Analysis
The Compensation Committee has concluded that ACI’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on ACI. The Compensation Committee believes that the following features of its compensation program help ensure that management performance is focused on long-term stockholder value creation without encouraging unnecessary or excessive risk-taking:

•	A balance of fixed and variable compensation, with variable compensation tied to both short-term and long-term objectives;

•	Annual incentive awards tied to ACI’s financial performance, with caps on payout amounts;

•	The use of time-based and performance-based equity awards that generally vest, if at all, over several years and align our executives’ interests with those of our stockholders;

•	The Compensation Committee’s ability to exercise discretion in determining incentive program payouts;

•	A recoupment and forfeiture policy pertaining to annual incentive payouts and long-term incentive equity awards applicable to all employees, including our executive officers; and

•	Stock ownership guidelines for our executive officers that further align our executives’ interests with those of our stockholders.

2026 PROXY STATEMENT
 13

Proposal 1 — Election of Directors

Our Board has nominated for election as directors Adalio T. Sanchez, Juan A. Benitez, Kimberly deBeers, Todd Ford, Mary P. Harman, Didier Lamouche, Katrinka B. McCallum, Thomas W. Warsop, and Samir M. Zabaneh, each to serve until the 2027 Annual Meeting of Stockholders and thereafter until his or her respective successor is duly elected and qualified. We expect that each of the nominees will be available for election, but if any of them is unwilling or unable to serve as a candidate at the time the election occurs, it is intended that each share represented by proxy at the Annual Meeting will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

General

Our Corporate Governance Committee considers, and our Board selects, nominees with a view to establishing a Board that is comprised of members who:

•

Possess the skills and attributes described below

•

Are independent and free of any conflicts of interest

•

Are willing and able to devote sufficient time to the affairs of ACI

•

Have the capacity and desire to represent the balanced, best interest of our stockholders

•

Bring diverse perspectives to our Board

We believe that each director nominee brings these qualifications to our Board, providing a diverse complement of specific business skills and experience aligned with our business needs.

14

Specific Skills and Attributes to be Represented on the Board

To effectively serve ACI’s business and long-term strategy, the Board believes it is important that the following key skills and attributes be represented on the Board as a whole:

Skills and Attributes	Importance to ACI	Represented by the # of Director Nominees (out of 9)

Payments Industry Knowledge	ACI provides mission-critical real-time payments solutions.	6

Financial Services Industry Experience	ACI’s customers include financial institutions and financial intermediaries.	6

Financial Expert	Having board members who meet the SEC definition of a financial expert helps ensure ACI fulfills its financial, accounting and reporting obligations.	4

Financial Management Experience	ACI’s business involves long-term contracts with significant economic value. ACI’s capital structure is important to the achievement of its long-term financial goals.	8

Executive Leadership of a Complex Business	Senior leadership experience provides perspective on business matters.	9

Technology and Innovation Experience	Ensuring that ACI’s products are positioned to meet the demands of an evolving payments industry is critical to ACI’s future success.	8

Risk and Regulatory Experience	The Board’s responsibilities include understanding and overseeing the various risks facing ACI.	7

International Experience	ACI serves customers in more than 95 countries on six continents.	8

2026 PROXY STATEMENT 15

Director Nominees

The following provides biographical information regarding our director nominees and describes the key skills, experience and expertise that each director nominee brings to our Board. For purposes of the biographical information, a “public company” is a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Adalio T. Sanchez

Age: 66

Director Since: 2015

Independent

Committee Memberships: None, Chairman of the Board

Other Current Public Company Boards: One

Skills and Qualifications:

•

Financial Management Experience

•

Executive Leadership of a Complex Business

•

Technology and Innovation Experience

•

International Experience

Director Qualifications:

Mr. Sanchez joined the Board in 2015 and has served as the Chairman of the Board since November 2022. He is an information technology industry veteran and brings to our Board a high level of technological, strategic, and global business experience.

Mr. Sanchez has held numerous senior executive officer positions and operated large complex global technology businesses over his career. He has a deep understanding of systems and software, technology development, operations, risk management, cybersecurity, and strategy.

Mr. Sanchez also brings extensive corporate governance expertise having served on several public and private tech company boards both domestically and in Europe.

Professional Experience:

•

President, S Group Advisory, LLC, a management consulting firm (since 2015)

•

Member of the Supervisory Board of ASM International N.V., a Dutch semiconductor wafer manufacturing process equipment company (since 2021)

•

Former Board Director of Snap One Holdings, Corp, a smart home technology solutions and distribution company (2021-2024)

•

Served as interim CEO of Quantum Corporation, a computer storage systems company (2017-2018) and Board Director (2017-2019)

•

Served as Senior Vice President of the Lenovo Group Limited, an international technology company (2014-2015)

•

Served in various capacities at International Business Machines Corporation, a global technology and innovation company, including sixteen years in senior executive officer and global general management roles (1982-2014)

Other Current Public Company Boards:

•

Serves as a director of Avnet, Inc. (NASDAQ: AVT), a global electronic components distribution and technology solutions company (since 2019)

16

Juan A. Benitez

Age: 52

Director Since: 2024

Independent

Committee Memberships: Audit, Compensation

Other Current Public Company Boards: None

Skills and Qualifications:

•

Payments Industry Knowledge

•

Financial Services Industry Experience

•

Financial Management Experience

•

Executive Leadership of a Complex Business

•

Technology and Innovation Experience

•

Risk and Regulatory Experience

•

International Experience

Director Qualifications:

Mr. Benitez joined the Board in 2024 and serves on the Audit and Compensation Committees. He brings to the Board significant executive leadership and technology experience in the payments and financial services industries, including decades of experience with highly complex online systems with significant scale, availability, security and financial implications.

Mr. Benitez served as President of GoFundMe, a crowdfunding and fundraising platform, and held leadership positions at PayPal, including as Chief Technology Officer and as General Manager of Braintree Payments. He also held various leadership roles at Yahoo!.

Through his experience, Mr. Benitez also brings financial management, technology and innovation, risk and regulatory, and international operations experience to the Board.

Professional Experience:

•

Former President of GoFundMe, an online fundraising platform (2020-2022)

•

Served in various executive management roles at PayPal, a global payments company, including as Chief Technology Officer of Braintree Payments (2012-2015) and as General Manager of Braintree Payments (2015-2019)

•

Served at Yahoo! for nine years in various capacities in Yahoo!’s Advertising Products Group, including as VP of Engineering and VP of Search Advertising (2003-2012)

2026 PROXY STATEMENT 17

Kimberly deBeers

Age: 57

Director Since: 2026

Independent

Committee Memberships: Audit, Corporate Governance

Other Current Public Company Boards: One

Skills and Qualifications:

•

Executive Leadership of a Complex Business

•

Risk and Regulatory Experience

•

International Experience

Director Qualifications:

Ms. deBeers joined the Board in 2026 and serves on the Audit and Corporate Governance Committees. Ms. deBeers has more than 20 years of leadership and operational experience in legal practice, advising clients on complex strategic matters.

Ms. deBeers possesses deep expertise and understanding of corporate matters, including domestic and cross-border M&A, debt and capital markets, employee issues and enterprise risk assessment and management. In addition, Ms. deBeers also brings significant corporate governance experience, having advised public and private companies on a wide range of transactions and governance matters throughout her career.

Ms. deBeers’ breadth of experience and perspective provides the Board with valuable insight into the Company’s business strategy, risk oversight and regulatory obligations.

Professional Experience:

•

Partner at Skadden, Arps, Slate, Meagher & Flom LLP (multinational law firm) from 2004 until retirement in February of 2025.

Other Current Public Company Boards:

•

Serves as a director of O’Reilly Automotive Inc. (NADAQ: ORLY) (since 2025)

18

Todd Ford

Age: 59

Director Since: 2025

Independent

Committee Memberships: Audit, Compensation

Other Current Public Company Boards: One

Skills and Qualifications:

•

Executive Leadership of a Complex Business

•

Technology and Innovation Experience

•

Financial Management Experience

Director Qualifications:

Mr. Ford joined the Board in 2025 and serves on the Audit and Compensation Committees. Mr. Ford brings significant financial, operational and SaaS leadership experience to the Board, including extensive expertise in supporting high-growth technology companies through periods of transformation and scale.

Having served as President and CFO Emeritus of Coupa during Coupa’s $8.0 billion sale to Thoma Bravo in 2023, Mr. Ford brings significant M&A experience in the technology sector.

Mr. Ford has held numerous senior executive positions, and his experience advising and investing in technology companies enhances the Board’s perspective on operational and strategic matters.

Professional Experience:

•

Managing Director of Broken Arrow Capital, an early-stage, California-based venture capital firm

•

Served as President, CFO, and EVP Operations at Coupa (NASDAQ: COUP), the leading SaaS platform for business spend management (2015-2023)

•

Served as CFO of MobileIron (NASDAQ: MOBL), the leading mobile IT platform for enterprises to secure and manage mobile devices, applications and content (2013-2015)

•

Served as President (2006-2007) and CFO and EVP of Operations (2002-2006) of Rackable Systems Inc. (NASDAQ: Rack), now Hewlett Packard Enterprise, a manufacturer of computer hardware and software

•

Served as CEO/Founder of Ford, Cicoletti & Company, Inc., a management consulting firm that provided operational and IT services to emerging/growth stage companies (1992-1997)

•

Served as a director of HashiCorp Inc. (NASDAQ: HCP)

•

Served as a director of Performant Financial Corp (NASDAQ: PFMT)

•

Serves as a director of Arctic Wolf Networks, Inc.

•

Serves as a director of Deel, Inc.

Other Current Public Company Boards:

•

Serves as a director of 8x8 Inc. (NASDAQ: EGHT), a global business communications platform provider (since 2019)

2026 PROXY STATEMENT 19

Mary P. Harman

Age: 56

Director Since: 2021

Independent

Committee Memberships: Corporate Governance (Chair), Compensation

Other Current Public Company Boards: None

Skills and Qualifications:

•

Payments Industry Knowledge

•

Financial Services Industry Experience

•

Financial Management Experience

•

Executive Leadership of a Complex Business

•

Technology and Innovation Experience

•

Risk and Regulatory Experience

•

International Experience

Director Qualifications:

Ms. Harman joined the Board in 2021 and chairs the Corporate Governance Committee while also serving on the Compensation Committee. She has a strong background in the financial services and payments industries, having held leadership positions at Bank of America Corporation, GE Equity and Ernst & Young LLP.

Through her roles at Bank of America and GE Equity, Ms. Harman has extensive experience investing in, and overseeing, high-growth payments, financial services and technology companies.

Ms. Harman also brings financial management, technology and innovation, risk and regulatory, and international operations experience to the Board.

Professional Experience:

•

Held various positions at Bank of America Corporation, most recently as a Managing Director, Enterprise Payments, and prior to that leading Global Principal Investments (2006-2018)

•

Formerly served as an Investment Executive, Strategic Private Equity Investments at GE Equity (1998-2006)

•

Served in consulting positions at Ernst & Young LLP

•

Serves as a Non-Executive Director of Capital Markets Gateway, LLC, a private financial technology company whose end-to-end equity capital markets platform connects leading banks and asset managers across the capital raising process (since 2020)

•

Served as a Non-Executive Director of Blue Ocean Digital Holdings LLC

20

Didier Lamouche

Age: 66

Director Since: 2025

Independent

Committee Memberships: Compensation (Chair), Corporate Governance

Other Current Public Company Boards: None

Skills and Qualifications:

•

Payments Industry Knowledge

•

Financial Services Industry Experience

•

Financial Expert

•

Financial Management Experience

•

Executive Leadership of a Complex Business

•

Technology and Innovation Experience

•

Risk and Regulatory Experience

•

International Experience

Director Qualifications:

Mr. Lamouche rejoined the Board in 2025, since his previous time of service as a Director of the Company from October 2022 to June 2023. He serves as the Chair of the Compensation Committee while also serving on the Corporate Governance Committee.

Mr. Lamouche brings extensive global technology leadership experience to the Board, including decades of services as a chief executive and senior operating executive at multinational technology companies. He has led organizations through periods of significant industry transformation and evolving market conditions and offers deep insight into international markets, large-scale operations and corporate strategy.

Mr. Lamouche’s prior service on the Company’s Board further provides valuable institutional knowledge and familiarity with the Company’s business and governance practices.

Professional Experience:

•

Served as President and CEO of Oberthur Technologies, then IDEMIA after its merger with Safran/Morpho, a global leader in digital identity and security solutions, (2013-2018)

•

Served as COO of ST-Microelectronics (2010-2013) and CEO of ST-Ericsson (2011-2013), global leaders in semiconductors and advanced chips for smartphones

•

Served as Chairman and CEO of Bull Group, an IT solutions company (2005-2010)

•

Served as Vice President of Global Semiconductor Operations at IBM (2003-2004)

•

Serves on the Supervisory Board of ASM International N.V. (since 2020)

•

Chairman of the Board of Directors of Quadient (since 2019)

•

Serves as a director of Adecco Group AG, a global leader in HR solutions including staffing and workforce services (since 2011)

2026 PROXY STATEMENT 21

Katrinka B. McCallum

Age: 58

Director Since: 2024

Independent

Committee Memberships: Audit, Corporate Governance

Other Current Public Company Boards: One

Skills and Qualifications:

•

Payments Industry Knowledge

•

Financial Services Industry Experience

•

Financial Expert

•

Financial Management Experience

•

Executive Leadership of a Complex Business

•

Technology and Innovation Experience

•

Risk and Regulatory Experience

•

International Experience

Director Qualifications:

Ms. McCallum joined the Board in 2024 and serves on the Audit and Corporate Governance Committees and is a designated Audit Committee financial expert. She has extensive financial management, risk and regulatory and international experience, including in the enterprise software sector serving payments and financial services customers.

Ms. McCallum has held leadership roles at several public companies: Red Hat, a leading provider of enterprise open source software solutions, Micromuse, Inc., a network and systems management software provider, and Aprisma Management Technologies, a software subsidiary of Cabletron Systems, a network computer equipment company.

Ms. McCallum’s background as a Senior Auditor at Deloitte & Touche LLP and her NACD certifications and NACD chapter board service bring further valuable perspectives and insights to the Board.

Professional Experience:

•

Former director of Rimini Street, Inc. (NASDAQ: RMNI), a global provider of end-to-end enterprise software support, products and services (2021-2024)

•

Served in a variety of leadership roles at Red Hat (NYSE: RHT), a leading provider of enterprise open-source solutions, including Vice President of Customer and Product Experience, VP of Product & Technology Operations and VP of Investor Relations (2007-2020)

•

Served as Chief Operating Officer and a director of Micromuse Inc. (NASDAQ: MUSE), a provider of scalable real-time business and service assurance software (2001-2003)

•

Served as General Manager and SVP, Operations of Aprisma Management Technologies, a vendor management software division of Cabletron Systems (NYSE: CS) (1997-2001)

•

Served as a Senior Auditor at Deloitte & Touche LLP (1989-1993) and earned her CPA license

•

Earned National Association of Corporate Directors (NACD) Directorship Certification (NACD.DC), and National Association of Corporate Directors CERT Cybersecurity Oversight Certification

•

Serves as a director of the National Association of Corporate Directors Research Triangle Chapter (since 2026)

Other Current Public Company Boards:

•

Serves as a director of Intrusion, Inc. (NASDAQ: INTZ), a cybersecurity company (since 2021)

22

Thomas W. Warsop III

Age: 59

Director Since: 2015

Not Independent

Committee Memberships: None

Other Current Public Company Boards: None

Skills and Qualifications:

•

Payments Industry Knowledge

•

Financial Services Industry Experience

•

Financial Expert

•

Financial Management Experience

•

Executive Leadership of a Complex Business

•

Technology and Innovation Experience

•

Risk and Regulatory Experience

•

International Experience

Director Qualifications:

Thomas W. Warsop joined the Board in 2015 and serves as the President and CEO of ACI.

Mr. Warsop held CEO positions at One Call Care Management, Hananui, LLC and The Warranty Group, Inc., and served as Executive Chairman of York Risk Services Group. Mr. Warsop also served in leadership roles at Fiserv, Inc. and Electronic Data Systems.

Mr. Warsop has an extensive background in the payments and financial services industries, and has significant financial management, executive leadership, technology and innovation, risk and regulatory, and international experience.

Professional Experience:

•

President and Chief Executive Officer of ACI Worldwide, Inc.

•

Serves as a director of Altus Group, a leading provider of asset and fund intelligence for commercial real estate (since 2024)

•

Chief Executive Officer of Hananui, LLC, a provider of strategic consulting services (since January 2017)

•

Chief Executive Officer of One Call Care Management, the leading provider of ancillary services and cost containment solutions to the Workers’ Compensation industry (February 2020-May 2022); Executive Chairman (May 2022-December 2022)

•

Executive Chairman of York Risk Services Group, a leading provider of integrated insurance and managed care solutions (June 2017-January 2020)

•

Served as President and Chief Executive Officer of The Warranty Group, Inc., a provider of insurance and insurance services (2012-2017)

•

Served as Group President and held various management positions at Fiserv, Inc. (NASDAQ: FISV), a provider of technology solutions to the financial industry (2007-2012)

•

Served in various capacities for Electronic Data Systems for 17 years, including President of its Business Process Outsourcing unit in Asia Pacific, Vice President in the United Kingdom and Vice President of Global Financial Services

2026 PROXY STATEMENT 23

Samir M. Zabaneh

Age: 59

Director Since: 2021

Independent

Committee Memberships: Audit (Chair), Compensation

Other Current Public Company Boards: None

Skills and Qualifications:

•

Payments Industry Knowledge

•

Financial Services Industry Experience

•

Financial Expert

•

Financial Management Experience

•

Executive Leadership of a Complex Business

•

Technology and Innovation Experience

•

Risk and Regulatory Experience

•

International Experience

Director Qualifications:

Mr. Zabaneh joined the Board in 2021 and chairs the Audit Committee while also serving on the Compensation Committee. Mr. Zabaneh is a designated Audit Committee financial expert. Currently serving as CEO and Chairman of Touch Bistro, a point-of-sale restaurant management software provider, and as lead director of Nuvei, a global leader in payments solutions.

Mr. Zabaneh also held leadership positions at Fiserv, Inc., Element Fleet Management Corp., Heartland Payment Systems, Inc. and Moneris Solutions, further providing valuable skills and experience to our Board.

Mr. Zabaneh brings extensive leadership experience in the payments and financial services industries, as well as financial management, technology and innovation, risk and regulatory, and international operations to the Board.

Professional Experience:

•

Chief Executive Officer of Touch Bistro, Inc., an all-in-one point of sale and restaurant management software provider (since 2021)

•

Served as Executive Vice President, Global Business Services at Fiserv, Inc., previously First Data (2018-2020)

•

Served as Chief Financial Officer of Element Fleet Management Corp. (2017-2018)

•

Served as Chief Financial Officer of Heartland Payment Systems, Inc. (2014-2016)

•

Served as Chief Operating, Financial and Strategy Officer at Moneris Solutions (2008-2014)

•

Chairman of the Board of Directors of Touch Bistro, Inc. (since 2020)

•

Serves as Lead Director of Nuvei, a global leader in payments (since 2022)

•

Served as a director of AST Trust Company (2013-2021)

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NINE NOMINEES

24

Director Compensation

Compensation for our independent directors consists of a cash retainer fee based on Board and committee service and an annual equity award based on Board service. Our Board believes that providing a meaningful portion of compensation in the form of equity creates a direct linkage with company performance and stockholder interests.

The Corporate Governance Committee annually reviews the total compensation of our independent directors and each element of our independent director compensation program. Based on its review, the Corporate Governance Committee makes a recommendation to the Board. The Board then determines the form and amount of independent director compensation after reviewing the recommendation.

As part of its annual review, the Corporate Governance Committee asks its independent compensation consulting firm, Compensia, Inc., to provide an assessment of the competitiveness of the Board’s compensation program. In order to assess the competitiveness of the Board compensation program, Compensia used the market data of our peer group, which is the group of companies used for our executive compensation review (see “Compensation Discussion and Analysis—Peer Group” below). The assessment reviews all elements of director compensation (e.g., annual retainers, equity compensation, committee member compensation, committee chair additional compensation and non-executive chairman compensation). In addition, the assessment evaluates the director compensation program design to provide the Corporate Governance Committee an understanding of how the program design compares to both best and market practices.

Retainer Fees

Each independent director receives a $68,000 base annual retainer fee. The Board chair receives an additional $100,000 annual retainer. The Chair of the Audit Committee receives an additional $30,000, the Chair of the Compensation Committee receives an additional $20,000, and the Chair of the Corporate Governance Committee receives an additional $15,000 annual retainer. Annual retainer fees are paid on a quarterly basis.

Equity-Based Compensation

Our independent directors are granted an annual equity award with a target grant date fair value of $250,000. Such grants are made at the discretion of our Board based on the recommendations of the Corporate Governance Committee. Director equity awards generally vest on the earliest to occur of (i) the date that is one year following the date of grant, (ii) the day immediately prior to the date of the next annual meeting of our stockholders occurring following the date of grant, and (iii) a change in control of the Company. The independent directors’ equity awards provide for accelerated vesting in full upon the director’s death or disability (as such terms are defined in the applicable award agreement). In February 2026, outstanding equity awards were amended to provide that if an independent director’s service on the Board terminates for any reason other than death or disability, the independent director’s equity awards vest on a pro-rata basis based on the number of months that such independent director served on the Board during the vesting period. For non-employee directors who join the Board prior to the annual meeting of shareholders, our practice is to grant such directors a pro-rated equity award.

On June 3, 2025, our independent directors serving at the time were each granted 5,343 restricted stock units (“RSUs”). In accordance with our historical practice for new directors, on September 25, 2025, Mr. Lamouche and Mr. Ford were each granted 3,230 restricted stock units (“RSUs”), and on March 19, 2026, Ms. deBeers was granted 1,575 RSUs, in connection with their commencement of service on the Board, which RSUs represented a pro-rated award in accordance with Company practices.

2026 PROXY STATEMENT 25

2025 Director Compensation

The table below summarizes the compensation earned by or paid to our independent directors for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Janet O. Estep	68,000	249,999	317,999
Mary P. Harman	83,000	249,999	332,999
Charles E. Peters Jr.	98,000	249,999	347,999
Adalio T. Sanchez	168,000	249,999	417,999
Samir M. Zabaneh	88,000	249,999	337,999
Katrinka B. McCallum	68,000	249,999	317,999
Juan A. Benitez	68,000	249,999	317,999
Didier R. Lamouche	17,000	167,023	184,023
Todd R. Ford	17,000	167,023	184,023

(1)

The grant date fair value of the RSUs granted to our independent directors on June 3, 2025, was $46.79 per share, the closing price on the date of grant, multiplied by the number of shares awarded, 5,343. The fair value was computed in accordance with FASB ASC Topic 718.

(2)

The grant date fair value of the RSUs granted to our independent directors on September 25, 2025, was $51.71 per share, the closing price on the date of grant, multiplied by the number of shares awarded, 3,230. The fair value was computed in accordance with FASB ASC Topic 718.

(3)	The following table sets forth each independent director’s aggregate number of stock awards (unvested RSUs) outstanding as of December 31, 2025:

Name	Unvested Stock Awards	Aggregate Stock Option Awards
Janet O. Estep	5,343	-
Mary P. Harman	5,343	-
Charles E. Peters Jr.	5,343	-
Adalio T. Sanchez	5,343	-
Samir M. Zabaneh	5,343	-
Katrinka B. McCallum	5,343	-
Juan A. Benitez	5,343	-
Didier R. Lamouche	3,230	-
Todd R. Ford	3,230	-

Director Stock Ownership Guidelines

The Board has stock ownership guidelines designed to further link the interests of our Board with those of our stockholders. These guidelines provide that each of our independent directors should have equity positions in ACI with a value equal to five times his or her annual retainer amount (base retainer only). Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the independent director, are included in determining each director’s equity position. Each independent director has five years to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until the director achieves his or her prescribed ownership level. All independent directors are in compliance with our stock ownership guidelines, except for those directors who have joined the Board during 2025 or 2026.

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Report of the Audit Committee

At all times during 2025, each member of the Audit Committee was “independent” as defined in the NASDAQ listing standards. Our Board determined that each member met the NASDAQ regulatory requirements for financial literacy, and all members, other than Mr. Benitez and Ms. DeBeers, are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates pursuant to a charter, a copy of which is available on our website at aciworldwide.com.

The Audit Committee, on behalf of our Board, oversees ACI’s financial reporting process as more fully described in its charter. Management is responsible for the preparation, presentation and integrity of ACI’s consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting and compliance with laws and regulations and ethical business standards. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of ACI’s system of internal controls. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm.

ACI’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing independent audits of ACI’s consolidated financial statements and the effectiveness of ACI’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited consolidated financial statements and the footnotes thereto in ACI’s annual report on Form 10-K for 2025 with management and Deloitte, and (ii) discussed with management and Deloitte the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements, and such other matters as are required to be discussed by the standards of the PCAOB. The Audit Committee discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. The Audit Committee discussed with ACI’s internal auditors and Deloitte, with and without management present, their evaluations of ACI’s internal accounting controls and reviewed with management the basis for management’s assessment of the effectiveness of ACI’s internal controls over financial reporting. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting and Oversight Board in Rule 3200T.

Deloitte is responsible for expressing opinions on (i) the conformity of ACI’s audited consolidated financial statements, in all material respects, to accounting principles generally accepted in the U.S., and (ii) the effectiveness of ACI’s internal controls over financial reporting. Deloitte has full and free access to the Audit Committee. Deloitte has expressed the opinion that ACI’s audited consolidated financial statements conform, in all material respects, to accounting principles generally accepted in the U.S.

The Audit Committee discussed with Deloitte its independence from management and ACI received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB, including as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte and management Deloitte’s independence. Upon completing these activities, the Audit Committee concluded that Deloitte is independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in ACI’s annual report on Form 10-K for 2025 and filed with the Securities and Exchange Commission.

Members of the Audit Committee Samir M. Zabaneh, Chair Juan A. Benitez Kimberly deBeers(1) Todd Ford(1) Katrinka B. McCallum

(1)	Ms. deBeers and Mr. Ford were appointed to the Audit Committee on February 23, 2026.

2026 PROXY STATEMENT 27

Proposal 2 — Ratification of Appointment of ACI’s Independent Registered Public Accounting Firm

The Audit Committee has selected and appointed, and our Board has approved, the Audit Committee’s selection and appointment of, Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the next fiscal year. Even if the selection is ratified by our stockholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the best interests of stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to make a statement should they so desire and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees paid or payable for the indicated services performed by Deloitte during 2025 and 2024 in its capacity as our independent registered public accounting firm during such years.

Fee Category	2025 ($)	2024 ($)
Audit Fees	3,923,597	3,679,096
Audit-Related Fees	50,000	-
Tax Fees	840,202	774,677
All Other Fees	-	-
Total Fees	4,813,799	4,453,773

Audit Fees. This category represents the aggregate fees paid or payable to Deloitte & Touche LLP for professional services rendered for (i) the audit of our annual financial statements and quarterly reviews of ACI’s annual consolidated financial statements for 2025 and 2024, (ii) the audit of the effectiveness of ACI’s internal controls over financial reporting as of December 31, 2025 and December 31, 2024 in accordance with the standards of the PCAOB and (iii) statutory audits of certain subsidiaries.

Audit-Related Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of ACI’s financial statements that are not reported under “Audit Fees” for 2025 or 2024.

Tax Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered to ACI for 2025 and 2024. Tax fees billed by Deloitte & Touche LLP in 2025 and 2024 consisted of fees for professional services related primarily to tax compliance, planning, advice, and consulting services.

All Other Fees. There were no other fees billed by Deloitte & Touche LLP for services rendered to ACI during 2025 or 2024, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

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The Audit Committee has considered whether the provision of the services by Deloitte & Touche LLP as described above in “Tax Fees” is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval of Audit and Non-Audit Services

We have policies for pre-approval of all audit and non-audit services to be provided to us by our independent registered public accounting firm and its member firms. Under these policies, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance. A proposal for audit and non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of our independent registered public accounting firm are also required. Any engagement letter relating to a proposal must be presented to the Audit Committee for review and approval, and the Chair of the Audit Committee may sign, or authorize an officer to sign, such engagement letter.

All services provided by Deloitte & Touche LLP in 2025 and 2024 were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

2026 PROXY STATEMENT 29

Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, stockholders are asked to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures contained in this Proxy Statement. This advisory vote is commonly known as a “say-on-pay” vote.

As described in the Compensation Discussion and Analysis, our executive compensation programs are performance-based programs with a significant portion of each Named Executive Officer’s overall compensation opportunity linked to our annual and long-term financial performance and our long-term relative total shareholder return. The Compensation Committee sets challenging thresholds and target performance levels for each of the metrics in our incentive compensation plans to help ensure that the amounts earned are based upon outstanding performance as measured against pre-established financial, operational and strategic objectives.

We value the feedback from our stockholders regarding our executive compensation programs. As part of our ongoing shareholder dialogue, we regularly seek feedback on these programs, as well as other important issues. Over the last year we proactively reached out to stockholders. For the stockholders that were interested in engaging with us, the feedback from our stockholders has been generally positive. The feedback from our stockholders, and our resulting actions, are described in the Compensation Discussion and Analysis.

We urge our stockholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and other related tables and narrative disclosures, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures.

Advisory Vote

As this is an advisory vote, the outcome of the vote is not binding on ACI or the Board. However, we value the opinions expressed by our stockholders and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. Currently, advisory say-on-pay votes are scheduled to be held once every year. It is anticipated that our next say-on-pay vote will occur at our 2027 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

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Information Regarding Security Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2026 by (i) each of our directors, (ii) each of our Named Executive Officers (as defined in the “Compensation Discussion and Analysis” below), (iii) all of our executive officers and directors as a group, and (iv) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock. The percentages in these tables are based on 101,719,981 outstanding shares of common stock as of March 31, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of March 31, 2026 and shares underlying other equity awards that will vest within 60 days of March 31, 2026 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The following table does not include shares underlying Performance Share Units (as defined below) that are subject to vesting to the extent that performance objectives are achieved, but does include Performance Share Units that have vested. No family relationships exist among our directors and executive officers.

Beneficial Owner(1)	Number of Shares Directly Owned	Number of Shares Subject to Currently Exercisable Options or Which May be Acquired Within 60 Days(2)	Total Shares Beneficially Owned	Percent
5% Stockholders
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	16,254,996	-	16,254,996	16.0%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd Malvern, PA 19355	13,863,463	-	13,863,463	13.6%
Named Executive Officers and Directors:
Thomas W. Warsop III	202,219	114,336	316,555	*
Robert W. Leibrock	9,406	-	9,406	*
Abraham Kuruvilla	31,894	-	31,894	*
Ronald C. Shultz	20,945	11,236	32,181	*
Erich Litch	4,244	-	4,244	*
Scott W. Behrens	509,130	119,933	629,063	*
Alessandro Silva	36,848	26,967	63,815	*
Mary P. Harman	29,045	-	29,045	*
Adalio T. Sanchez(5)	59,035	-	59,035	*
Samir M. Zabaneh	36,239	-	36,239	*
Katrinka McCallum	9,138	-	9,138	*
Juan A. Benitez	11,538	-	11,538	*
Didier R. Lamouche	-	-	-	*
Todd R. Ford	-	-	-	*
Kimberly A. deBeers	-	-	-	*
All Directors and Executive Officers as a group (15 Persons)	959,681	272,472	1,232,153	1.2%

*	Less than 1% of the outstanding shares of our common stock.
(1)	The address for all of our directors, director nominees and executive officers is the address of ACI’s office located at 6060 Coventry Drive, Elkhorn, NE 68022.
(2)

Includes shares issuable upon exercise of vested stock options as of 60 days following March 31, 2026 and shares underlying other equity awards that will vest within 60 days of March 31, 2026 (May 30, 2026).

2026 PROXY STATEMENT 31

(3)

Represents shares beneficially owned by BlackRock, Inc., or BlackRock, based on a Schedule 13G/A filed with the SEC on April 23, 2025, which contained information as of March 31, 2025. According to the Schedule 13G/A, BlackRock has sole voting power over 16,121,376 shares and has sole dispositive power over 16,254,996 shares.

(4)

Represents shares beneficially owned by The Vanguard Group, Inc., or Vanguard, based on a Schedule 13G/A filed with the SEC on January 30, 2025, which contained information as of December 31, 2024. According to the Schedule 13G/A, Vanguard has shared voting power with respect to 200,244 shares, sole dispositive power with respect to 13,535,588 shares and shared dispositive power with respect to 327,875 shares. According to the most recent Schedule 13G/A filed by Vanguard with the SEC on March 26, 2026, Vanguard owns 0.0% as of March 13, 2026, following an internal reorganization pursuant to which Vanguard’s beneficial ownership has been disaggregated.

(5)	Represents shares held by trusts for which Mr. Sanchez is the sole settlor, trustee and annuitant.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, certain officers and beneficial owners of more than 10% of our outstanding common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. ACI employees generally prepare these reports on behalf of our executive officers and directors on the basis of information obtained from them, and we review the forms submitted to us by beneficial owners of more than 10% of our common stock. Based on such information, we believe that all but four reports required by Section 16(a) of the Exchange Act to be filed by our directors, officers and beneficial owners of more than 10% of the common stock during or with respect to 2025 were filed on time. Robert W. Leibrock, did not timely file a Form 3 initial statement of beneficial ownership of securities, and Robert W. Leibrock, Scott W. Behrens, and Alessandro Silva did not timely file a Form 4 statement of changes in beneficial ownership of securities, but such forms were subsequently filed.

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Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,834,798(1)	$20.11(2)	8,599,535(3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,834,798(1)	$20.11(2)	8,599,535(3)

(1)

This number reflects shares reserved for issuance in connection with outstanding options, restricted share units and performance share units (“PSUs”) under our 2005 Equity and Performance Incentive Plan, as amended (the “2005 Equity Plan”), our 2016 Equity and Performance Incentive Plan (the “2016 Equity Plan”) and the 2020 Equity and Incentive Compensation Plan, as amended (the “2020 Equity Plan”) outstanding as of December 31, 2025, assuming maximum performance achievement with respect to performance-based awards (as a result, this aggregate reported number may overstate actual dilution).

(2)

Represents the weighted average exercise price of options outstanding under the 2005 and 2016 Equity Plans. The weighted average exercise price does not take restricted share units and PSUs into account.

(3)

Of these shares, 1,959,407 remain available for future issuance under our 2017 Employee Stock Purchase Plan and 6,640,128 remain available for future issuance under our 2020 Equity Plan. All of these shares are available for issuance other than upon the exercise of options, warrants or rights.

2026 PROXY STATEMENT 33

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2025 and provides an overview of our executive compensation philosophy, core principles and objectives. We also discuss how and why the Compensation Committee arrived at the specific compensation decisions for our named executive officers (“Named Executive Officers” or “NEOs”), including the key factors that the Compensation Committee considered.

Our Named Executive Officers for fiscal 2025 were:

•	Thomas W. Warsop, our Chief Executive Officer (“CEO”)

•	Robert Leibrock, our Chief Financial Officer (our “CFO”)

•	Ronald Shultz, our General Manager, ACI Speedpay (our “GM ACI Speedpay”)

•	Erich Litch, our General Manager, Payment Software (our “GM Payment Software”)

•	Abraham Kuruvilla, our former Chief Technology Officer (our “Former CTO”)(1)

•	Scott Behrens, our former Chief Financial Officer (our “Former CFO”)(2)

•	Alessandro Silva, our former Chief Revenue Officer (“our Former CRO)(3)

(1)	As announced on January 13, 2026, Mr. Kuruvilla’s employment ceased on January 15, 2026.
(2)

On May 8, 2025, we announced Mr. Behrens’ retirement. He stopped serving as our CFO and as one of our officers effective July 1, 2025. Mr. Behrens continued as an employee of the Company through December 31, 2025.

(3)	On September 30, 2025, Mr. Silva left the Company as a result of his position being eliminated.

Executive Summary

Our executive compensation program is designed to attract, motivate, and retain key leaders responsible for our success. Our overall program structure and 2025 compensation decisions are designed to meet our pay for demonstrable performance objectives and align with stockholders’ long-term interests.

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Performance Highlights

*

Note that Adjusted EBITDA reported above is based on our actual foreign exchange rates while the Adjusted EBITDA discussed below with respect to our annual cash incentive plan is based on our 2025 budgeted foreign exchange rate.

In 2025, the Company achieved strong performance and growth over the prior year on key performance metrics – Revenue Net of Interchange growth, and Adjusted EBITDA. The Compensation Committee believes that sustained operational performance as demonstrated by strong annual growth on these performance metrics will translate over time into strong TSR performance. The Committee also believes that measuring TSR over a single year period may not clearly reflect our operational performance due to the significant effects of broader market factors over shorter time periods.

A substantial portion of executive compensation ensures alignment with shareholders through multi-year equity incentives. In addition, we directly measure our relative TSR performance in our long-term incentives as a modifier to our PSUs, so our stock price performance is specifically part of our executive compensation program, but in a different vehicle and over a three-year period to emphasize sustained performance. Together, these factors ensure that incentive outcomes are consistent with the Company’s pay-for-performance design and long-term value creation focus.

Adjusted EBITDA and Revenue Net of Interchange are non-GAAP financial measures. Adjusted EBITDA is defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Revenue Net of Interchange is defined as revenue net of pass-through interchange revenue. For purposes of calculations under our 2025 short-term incentive program awards and our 2025 PSU awards, we further adjusted Adjusted EBITDA and Revenue Net of Interchange to be based on our 2025 budgeted foreign exchange rate rather than our actual foreign exchange rates.

See Appendix A for full reconciliation for Adjusted EBITDA, Net Adjusted EBITDA Margin and Revenue Net of Interchange, including as used for calculations under our 2025 short-term incentive program awards and our 2025 PSU awards.

2026 PROXY STATEMENT 35

2025 Compensation Highlights

Underlying our executive compensation program is a strong belief in promoting a pay-for-performance culture. To that end, the Compensation Committee designs the target total direct compensation of our executive officers so that a significant portion of the overall compensation opportunity is linked to our financial performance through our annual incentive plan and to our long-term financial performance through performance-based equity awards. In addition, the Compensation Committee sets challenging performance goals for each of the metrics used in our incentive compensation plans so that the amounts earned will be based upon successful performance as measured against pre-established financial, operational, and strategic objectives.

The pay mix of the target total direct compensation for our CEO and our other Named Executive Officers for 2025 reflects this pay-for-performance culture by ensuring that a significant amount of compensation is subject to performance or otherwise at risk.

During 2025, we eliminated the CRO role and expanded the responsibilities of our GM ACI Speedpay and GM Payment Software to include responsibilities for driving continued long-term growth and aligning our commercial and operations strategy within each respective business segment. As a result, compensation changed for both the GM ACI Speedpay and GM Payment Software as described herein.

Pay Mix

For 2025, we continued to focus on Gross Revenue Growth as our PSU metric, which we consider to be an important measure of our financial success that is largely within management’s direct control. This also provides a balanced approach to our incentive compensation as this is a different metric than is used for our STIP. The PSUs are based on our business performance over three years with three annual achievement targets for our Gross Revenue Growth that were established at the beginning of the three-year period and which are averaged and paid out at the end of the three years, subject to modification based on our relative total shareholder return, which may increase or decrease the long-term incentive payouts by up to 20%. Consideration of rTSR performance against the S&P SmallCap 600 Index at the end of the three-year performance period provides a direct link between compensation and stockholder return, thereby motivating our executive officers to focus on and strive to achieve both our annual and long-term business objectives. In addition, we use an Adjusted EBITDA gate, which must be met or exceeded for the PSUs to pay out.

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Annual Cash Incentive

CEO Short-Term Incentive Plan (“STIP”) Award Target Award of $750,000

Payout of $1,018,875
Corporate Performance:

Base Salary	×	STIP Target %	=	STIP Target	×	Financial Performance Payout %	×	Individual Performance Multiplier	=	Final Payout

$750,000	×	100%	=	$750,000	×	135.85%	×	1.00	=	$1,018,875

Long-Term Incentive

2025 Long-Term Incentive Awards

Component	Proportion	How 2025 awards work	Vesting

PSUs

Based on ACI’s Gross Revenue Growth rate over 3 years with three annual achievement targets established at grant. Level of achievement measured every year but paid out at the end of the three-year period. To achieve the performance gate for any performance year, the Company’s Adjusted EBITDA for the performance year must be greater than or equal to the Company’s 2024 Adjusted EBITDA of $462.5 million. Any shares earned based on Gross Revenue Growth performance are subject to a +/-20% rTSR multiplier applied at the end of the three-year performance period versus the S&P SmallCap 600 Index.

Three-year cliff vesting

RSUs		The ultimate value of an RSU is based on our stock price at the time of vesting, providing strong alignment with stockholders’ interests.	Annually over three years for the CEO and quarterly over a three-year period for other NEOs

2023 PSU Payout

Performance period	Performance measure:	Outcome

May 11, 2023 – February 28, 2026	ACI’s total shareholder return relative to the S&P 400 MidCap Index over the three-year performance period.	2023 award performance period ended in fiscal 2026 and therefore performance will be discussed in next year’s proxy statement.

Stockholder Input on Executive Compensation Program

2025 Say-on-Pay Vote

At our 2025 annual meeting, our stockholders approved our named executive officer compensation, with approximately 95.2% of the votes cast in favor of our proposal. Stockholders have consistently given our executive compensation program approval in excess of 90% for each of the last six years. The Compensation Committee considered the 2025 vote outcome and

2026 PROXY STATEMENT 37

determined that, based on the continued high level of approval, no changes were needed to the executive compensation program specifically to address stockholder concerns.

Stockholder Engagement and Feedback

In 2025, to continue our ongoing engagement with our stockholders, we reached out to stockholders representing over 60% of our outstanding shares. The purpose of the outreach was to discuss a range of ACI topics, including our executive compensation programs and to elicit feedback about what we are doing well and suggestions about what we can improve. Based on the feedback from our 2025 outreach, we do not believe that stockholders had significant concerns with the current executive compensation program. Stockholders are invited to express their views to the Compensation Committee as described under “Stockholder Communications with our Board” below.

Executive Compensation Philosophy and Practices

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	Provide compensation and benefit levels that will attract, retain, motivate, and reward a highly talented management team within the context of responsible cost management;

•	Establish a direct link between our financial and operational results and achievement of strategic objectives and the compensation of our executive officers; and

•

Align the interests and objectives of our executive officers with those of our stockholders by linking long-term incentive compensation opportunities to stockholder value creation and cash incentives to our financial performance.

We endeavor to maintain sound executive compensation policies, practices, and governance standards, consistent with our executive compensation philosophy, as summarized below.

What We Do

• Pay-for-Performance Structure

A significant portion of our Named Executive Officers’ compensation is directly linked to our performance. In particular, their target total direct compensation has a significant long-term equity component that makes a substantial portion of each Named Executive Officer’s target total direct compensation dependent upon our stock price and/or our financial performance.

• Performance-Based Equity Awards	In 2025, our CEO received a PSU grant comprising 65% of his annual equity award; other Named Executive Officers received a PSU grant comprising 50% of their annual equity award.

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What We Do

• “Double-Trigger” Change in Control Arrangements

Our change in control compensation arrangements include a “double trigger” provision that requires both a change in control of the Company and a qualifying termination of employment before any severance or other benefits are paid. All outstanding unvested equity awards have a “double trigger” provision, and it is our expectation that all future equity awards will as well.

• Independent Compensation Committee and Compensation Advisor

The Compensation Committee consists solely of independent directors. The Compensation Committee has engaged its own independent compensation advisor to provide information, analysis, and other advice on executive compensation matters independent of management.

• Compensation Recovery (“Clawback”) Policy

We have policies providing for the recovery of certain incentive-based compensation and equity awards from an executive officer if we restate our financial statements as required under federal securities laws.

• Stock Ownership Guidelines	Our executive officers and the non-employee members of our Board are subject to robust stock ownership guidelines.

• Regular Stockholder Engagement	We conduct an annual stockholder advisory vote on the compensation of our Named Executive Officers and regularly discuss compensation-related matters with a significant percentage of our stockholders.

• Annual Compensation Review	The Compensation Committee conducts an annual review of our compensation strategy and the specific compensation arrangements in place for each of our executive officers.

• Annual Compensation-Related Risk Assessment	The Compensation Committee regularly reviews our compensation-related risk profile.

• Succession Planning	We have robust succession planning and executive assessment processes to ensure succession plans are in place.

• Balanced Incentive Compensation

We have a balance of time horizons and performance metrics for our incentive awards, including an annual cash incentive compensation plan, multi-year performance periods for our long-term incentive program PSUs, and a three-year vesting period for our RSU awards.

• No Special Retirement Plans

We do not currently offer pension arrangements or retirement plans to our Named Executive Officers other than the section 401(k) retirement plan that is available to all U.S. employees, although we do provide our executives with the ability to defer a portion of their compensation to be paid at the end of their service with us.

• No Guaranteed Bonuses	We do not provide guaranteed bonuses to our executive officers, except for new hire sign-on bonuses that help us attract key executives.

• No Stock Option Re-Pricing	Our equity compensation plan does not permit stock options or stock appreciation rights to be repriced to a lower exercise or strike price without the approval of our stockholders.

• No Significant Perquisites, Welfare or Health Benefits or Other Personal Benefits

Generally, our executives participate in the same benefits as provided to all of our employees. In addition, they are also eligible for an annual executive health check-up and financial planning paid for by the Company.

• No Excise Tax Payments on Future Post-Employment Compensation Arrangements	We do not provide any excise tax reimbursement payments (including “gross ups”) with respect to payments or benefits contingent upon a change in control of the Company.

• No Hedging or Pledging

We prohibit our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales and certain derivative transactions relating to our securities. Current awards granted under our equity plans provide that they may not be sold, exchanged, assigned, transferred, pledged, encumbered, or otherwise disposed of by the grantee until they vest.

2026 PROXY STATEMENT 39

What We Do

• No Dividends or Dividend Equivalents Payable on Unvested Equity Awards	We do not pay dividends or dividend equivalents on unvested equity awards.

• Limited Contractual Vesting Acceleration

We have no contractual acceleration of vesting for any outstanding equity awards, except for these limited, common exceptions: death or long-term disability or retirement (or, in some cases, termination without cause or for good reason) of the recipient, or pursuant to “double trigger” change in control benefits.

Compensation Design

Overview

In alignment with our pay-for-performance philosophy, a significant portion of our Named Executive Officers’ target total direct compensation is “at-risk” and variable in the amount ultimately paid. We believe that linking a significant portion of our executive officers’ target total direct compensation to challenging performance objectives creates strong incentives for them to achieve our short-term profitability and growth objectives and to create sustainable long-term value for our stockholders. We believe that this approach also helps us attract talented individuals who are committed to achieving challenging goals with the opportunity to earn market competitive compensation if they and the Company demonstrate superior results.

Compensation Elements

Our executive compensation consists of three principal elements: base salary, an annual cash incentive compensation opportunity under the STIP, and long-term compensation opportunities under the LTIP in the form of service-based RSUs and PSUs. Each of these elements, along with certain other benefits provided to our NEOs, is summarized in the table below. Although this Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers, our 2025 executive compensation program and our compensation-setting process (described below) were substantially the same for all our executives who report to our CEO.

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Component	Description	Objectives

Base Salary	Ongoing cash compensation based on executive officer’s role, responsibilities, competitive market positioning and individual performance.	• Attract and retain key managerial talent. • Provide a base level of compensation.

Annual Cash Incentive

Annual cash incentive awards based on performance against predetermined goals for Revenue Net of Interchange Growth (60%) and Adjusted EBITDA (40%) with a critical incidents modifier that could decrease STIP funding by up to 10% based on reporting of incidents and with a potential modifier of +/- 10% based on individual performance.

• Attract and retain key managerial talent. • Encourage and reward achievement of annual performance objectives. • Drive top-tier performance through individual contributions.

Long-Term Incentive	Long-term equity incentives granted in the form of service-based RSUs and PSUs tied to our Gross Revenue Growth with a minimum three-year Adjusted EBITDA threshold and an rTSR multiplier.	• Attract and retain key managerial talent. • Drive top-tier performance through long-term and sustained company success. • Enhance stock ownership to promote alignment with stockholders’ interests.

Retirement, Health, Welfare and Other Benefits

Broad-based market-competitive employee benefits consistent with the benefits available to our employees generally, including our employee stock purchase plan; 401(k) retirement plan; life, health, and dental insurance; and short-term and long-term disability plans. In addition, we also provide executives financial planning and an annual executive health check up.

• Attract and retain key managerial talent.

• Promote health and well-being of executive officers.

• Provide death benefits to executive officers’ beneficiaries.

• Assist executives with financial planning.

Non-Qualified Deferred Compensation	Enables deferral of base salary and/or annual cash incentive awards on a tax-efficient basis to meet future financial goals.	• Attract and retain key managerial talent. • Provide opportunity for future financial security.

Severance and Change in Control Benefits	Provides for payments and benefits in the event of a qualifying termination, including in connection with a change in control of the company.	• Attract and retain key managerial talent. • Focus on delivering top-tier stockholder value in periods of uncertainty. • Support effective transition.

2026 PROXY STATEMENT 41

2025 Executive Compensation

Base Salary

Base salary represents the fixed portion of target total direct compensation and is intended to attract and retain highly talented individuals.

Each executive officer’s base salary, except our CEO’s, is based on the recommendation of our CEO to the Compensation Committee. These recommendations consider the various factors described above under “Compensation-Setting Process – Factors Considered in Compensation Deliberations.” The Compensation Committee, with the help of its compensation consultant, reviews the base salaries of our Named Executive Officers (other than our CEO) annually based on the CEO’s recommendation and the factors described above and adjusts the base salaries as it determines to be necessary or appropriate. Our Compensation Committee reviews the market data and proposes any adjustment for our CEO’s base salary to the independent members of our Board of Directors for approval.

The Compensation Committee reviewed the base salaries of our CEO, Former CTO, Former CFO, and Former CRO in December 2024 and February 2025 and determined not to change those base salaries. The base salaries of our GM ACI Speedpay and GM Payment Software were increased to recognize the increased responsibilities associated with their roles.

The base salaries of our Named Executive Officers for 2024 and 2025 (after the effectiveness of the adjustments described above) were as follows:

Named Executive Officer	2024 Base Salary Rate	2025 Base Salary Rate	Percentage Increase

Thomas W. Warsop III	$750,000	$750,000	0%
Robert Leibrock(1)	N/A	$530,000	N/A
Abraham Kuruvilla(2)	$470,000	$470,000	0%
Ronald Shultz	$380,000	$440,000	15.8%
Erich Litch(3)	$370,000	$440,000	18.9%
Scott Behrens(4)	$515,000	$515,000	0%
Alessandro Silva(5)	$460,000	$460,000	0%

(1)

Mr. Leibrock was appointed as Chief Financial Officer on July 1, 2025. The 2025 amount in this table reflects his annual base salary rate. The salary reported in the 2025 Summary Compensation Table reflects base salary earned during fiscal 2025 for service from the time he was hired.

(2)	Mr. Kuruvilla’s 2025 base salary was in effect until his departure on January 15, 2026.
(3)

Mr. Litch was appointed to his new GM role on April 7, 2025. His 2025 base salary rate reflects an increase to $440,000 based on his new GM responsibilities. The 2025 amount in this table reflects his annual base salary rate. The salary reported in the 2025 Summary Compensation Table reflects base salary earned during fiscal 2025 for service before and after the transition.

(4)	Mr. Behrens’ 2025 base salary was in effect until his departure on December 31, 2025.
(5)	Mr. Silva’s 2025 base salary was in effect until his departure.

Annual Cash Incentive Awards Under the STIP

Our STIP offers our Named Executive Officers the opportunity to earn short-term cash incentive awards based on our financial and operational performance and their individual performance as measured over a 12-month performance period. In February 2025, the Compensation Committee approved the terms of the 2025 STIP for our executive officers.

Annual Cash Incentive Award Opportunity Targets

At the beginning of each year, the Compensation Committee assigns each of our Named Executive Officers a target annual cash incentive award opportunity, the amount of which is calculated as a percentage of their annual base salary. These decisions take into account our CEO’s recommendations (except with respect to his incentive award opportunity), as well as the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Our Compensation Committee reviews the market data and determines any adjustment for our CEO’s target bonus.

In December 2024 and February 2025, the Compensation Committee reviewed the target annual cash incentive opportunities of our CEO, Former CTO, Former CFO, and former CRO and determined not to change their target annual cash incentive

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compensation as a percentage of base salary from the corresponding 2024 levels. The target annual cash incentive opportunities for our GM ACI Speedpay and GM Payment Software were increased to recognize the increased responsibilities associated with their roles.

For those Named Executive Officers whose target annual cash incentive award opportunities (as percentages of base salary) were not increased, increases in the dollar amount are a result of base salary increases. The target annual cash incentive award opportunities of our Named Executive Officers for purposes of the 2024 STIP and the 2025 STIP were as follows:

Named Executive Officer	2024 Target Annual Cash Incentive Award Opportunity (% of base salary)	2024 Target Annual Cash Incentive Award Opportunity ($)	2025 Target Annual Cash Incentive Award Opportunity (% of base salary)	2025 Target Annual Cash Incentive Award Opportunity ($)	Percentage Increase over 2024 (calculated based on the dollar amount increase)
Thomas W. Warsop III	100%	$750,000	100%	$750,000	-
Robert Leibrock(1)	N/A	N/A	80%	$424,000	N/A
Abraham Kuruvilla	100%	$470,000	100%	$470,000	-
Ronald Shultz(2)	60%	$228,000	65%	$286,000	25.4%
Erich Litch(3)	60%	$225,000	65%	$286,000	27.1%
Scott Behrens	100%	$515,000	100%	$515,000	-
Alessandro Silva(4)	100%	$460,000	100%	$460,000	-

(1)	Mr. Leibrock was hired in 2025 and did not participate in the 2024 STIP. He participated in the 2025 STIP.
(2)	Mr. Shultz’s 2025 amount reflects his incentive opportunity based on his new GM responsibilities.
(3)	Mr. Litch’s 2025 amount reflects his incentive opportunity based on his new GM responsibilities.
(4)

Mr. Silva’s 2024 and 2025 target annual cash incentive opportunity is composed of a combination of participation in our STIP as well as a separate sales incentive plan. For 2024 and 2025, Mr. Silva’s target opportunity under each of the 2025 STIP and the applicable sales incentive plan was 50% of his base salary.

Plan Terms – 2025 Performance Metrics

The 2025 STIP provided for a funding pool based on actual performance for the period beginning on January 1, 2025, and ending on December 31, 2025, as measured based on two financial metrics (the same used in 2024):

•	Adjusted EBITDA (40% weighting)

•	Revenue Net of Interchange Growth (60% weighting)

Final payout determinations for our executive officers could have decreased STIP funding by 10% based on a critical incidents modifier. STIP payouts could have been further increased or decreased by up to 10% based on the CEO’s assessment of their individual performance (for executives other than himself) and recommendation to the Compensation Committee. Similarly, our CEO’s final payout could have increased or decreased by up to 10% based on the Compensation Committee’s assessment of his individual performance. Payments under the 2025 STIP could have ranged from 0% to 200% of an executive’s target annual cash incentive award, depending on the Company’s and the executive officer’s actual performance for the year. However, the aggregate of all 2025 STIP payments could not have exceeded the aggregate pool funded for payouts for all participants based on corporate performance. The Compensation Committee believes this plan design aligns with our strategy of driving profitable growth, which is critical to stockholders and long-term success.

The 2025 performance goals for the two financial performance metrics are shown below.

Adjusted EBITDA Performance(1)	Below Threshold	Threshold	Target	Max

Adjusted EBITDA Attainment %	<96.3%	96.3%	100%	105%

Adjusted EBITDA Amount $ (millions)	<462.5	462.5	480.2	504.2

Adjusted EBITDA Funding	0%	25%	100%	200%

(1)	Performance between points is interpolated linearly for funding.

2026 PROXY STATEMENT 43

Revenue Net of Interchange Growth Performance(1)	Below Threshold	Threshold	Target	Max

Revenue Net of Interchange Growth Attainment %	<93.2%	93.2%	100%	103%

Revenue Net of Interchange Growth Amount $ (millions)	<1,113	1,113	1,194	1,230

Revenue Net of Interchange Growth Funding	0%	25%	100%	200%

(1)	Performance between points is interpolated linearly for funding.

Annual Cash Incentive Awards – 2025 Results and Payouts

In February 2026, the Compensation Committee certified our 2025 performance and determined the amounts to be paid under the 2025 STIP. 2025 Adjusted EBITDA was $501.5 million, which resulted in a goal attainment percentage of 104.44% (and a 188.88% payout percentage) with respect to such metric, and the 2025 Revenue Net of Interchange Growth was $1,194.66 million, which resulted in a goal attainment percentage of 100.02% (and a payout percentage of 100.51%) with respect to such metric. The combined weighted financial performance resulted in an overall STIP payout percentage of 135.85% of target. The Compensation Committee determined that it was appropriate not to decrease STIP funding by 10% as a result of our critical incidents modifier based on its assessment of the applicable results. Three of the Named Executive Officers (CEO, GM Payment Software, and Former CTO) did not receive an individual adjustment to their STIP payouts, so the corporate performance for these executives resulted in a payout of 135.85% of each of their target annual incentives to determine their final 2025 STIP payout. Three of the Named Executive Officers (CFO, Former CTO, and GM ACI Speedpay) did receive individual adjustment to their STIP payouts, including pro rata adjustments for partial year employment, so the corporate performance resulted in payouts of 75.33%, 122.27%, and 122.27%, respectively, of each of their target annual incentives to determine their final 2025 STIP payout.

Three of our NEOs, CFO, Former CTO, and GM ACI Speedpay, received a modification based on individual performance and partial year employment. The payouts are shown in the table below.

Named Executive Officer	2025 Target Annual Cash Incentive Award Opportunity	2025 Annual Cash Payout for Company Performance	Individual Performance Factor	Final Payout (% of target)	2025 Actual Annual Cash Incentive Award Payout $
Thomas W. Warsop III	$750,000	$1,018,875	100%	135.85%	$1,018,875
Robert Leibrock(1)	$424,000	$290,369	110%	75.33%	$319,406
Abraham Kuruvilla	$470,000	$638,495	90%	122.27%	$574,646
Ronald Shultz	$286,000	$388,531	90%	122.27%	$349,678
Erich Litch	$286,000	$388,531	100%	135.85%	$388,531
Scott Behrens	$515,000	$699,628	100%	135.85%	$699,628
Alessandro Silva(2)	$230,000	-	-	-	-

(1)

Due to his hire date of July 1, 2025, Mr. Leibrock was eligible for a pro-rated 2025 STIP payout equal to approximately 50.4% of his annual target prior to adjustment for company and individual performance..

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(2)	Due to his departure during 2025, Mr. Silva was not eligible for a 2025 STIP payout. Mr. Silva was eligible for an annual incentive payout under a sales incentive plan. See below for details.

Sales Incentive Plan – 2025 Results and Payouts

For 2025, notwithstanding his departure during the year, Mr. Silva was eligible for a payout of his award under a sales incentive plan. His target award opportunity was $230,000, which was 50% of his base salary at the beginning of 2025, when the sales incentive plan was set. His sales incentive plan was composed of seven metrics covering annual recurring revenue, license revenue from sales and services, and total revenue. He earned approximately 52% of target, or $118,823, from the sales incentive plan prior to his departure on September 30, 2025. None of the other Named Executive Officers participated in the sales incentive plan.

Long-Term Incentive Compensation

Our LTIP permits the grant of equity awards to our NEOs, executive officers and other key employees. We use equity awards to incentivize these individuals and in other circumstances that may arise from time to time, such as promotions and new hire arrangements. Our equity award grant practices are designed to balance four priorities: (1) our desire to motivate and retain executive talent, (2) our belief in the benefits that accrue to ACI when we align the interests of our management team with those of our stockholders, (3) our need to remain competitive in recruiting, and (4) our need to effectively manage the dilution of stockholders’ interests.

In March 2025, the Compensation Committee granted annual long-term incentive awards to our continuing Named Executive Officers, other than our CEO, divided equally between RSUs and PSUs. Our CEO’s annual long-term incentive awards were composed of 65% PSUs and 35% RSUs. The Compensation Committee believes this balance of time-based and performance-based equity incentivizes performance and promotes retention.

Annual Equity Awards for 2025

Typically, the size and form of the equity awards for our executive officers are determined in the discretion of the Compensation Committee based on the recommendation of our CEO (except with respect to his own equity award). Among other things, the Compensation Committee considers current market conditions using our compensation consultant’s analysis of competitive market data, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to that of the companies in our compensation peer group, the potential dilution to our stockholders (our “overhang”) in relation to the companies in our compensation peer group, and the other factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” below.

For 2025, we continued to use Gross Revenue Growth as our primary performance metric. We consider Gross Revenue Growth to be an important measure of our financial success that is largely within management’s direct control. We continued to incorporate total shareholder return as a multiplier of +/- 20%, which provides upside/downside potential in the event of outperformance/underperformance relative to the S&P SmallCap 600 Index (which we are a component of) over a three-year performance period. In addition, consideration of rTSR performance provides a direct link between compensation and stockholder return, thereby motivating our executive officers to focus on and strive to achieve both our annual and long-term business objectives. The Compensation Committee selected the S&P SmallCap 600 Index as a reference point because it tracks the investment results of similarly sized U.S. public companies and we were a constituent at the time of the grant. In addition, we incorporated an Adjusted EBITDA gate, which must be met or exceeded for the PSUs to pay out.

The target grant date fair values of the 2025 regular annual equity awards for certain of our participating Named Executive Officers increased as reflected in the table below to provide for competitive awards, to reflect the performance of the Named Executive Officers and the Company during the prior year, and to emphasize long-term performance-based compensation for our top executives. With respect to Mr. Leibrock, his 2025 award was a new hire award that was not based on our annual grant program.

2026 PROXY STATEMENT 45

Mr. Warsop’s award value includes $1.0 million based upon 2024 performance that was provided as an increased equity award value to incentivize future performance. Mr. Leibrock’s award value includes $5.5 million for forfeited incentives at his former employer. The target values of annual equity awards granted to our Named Executive Officers in 2025 were as follows:

Named Executive Officer	Target Value of PSUs	Target Value of Restricted Share Unit Awards	Aggregate Target Value	Percentage Increase over 2024
Thomas W. Warsop III	$6,662,500	$3,587,500	$10,250,000	20.6%
Robert Leibrock	-	$8,600,000	$8,600,000	N/A(1)
Abraham Kuruvilla	$1,375,000	$1,375,000	$2,750,000	10.0%
Ronald Shultz	$750,000	$1,000,000	$1,750,000	191.7%(2)
Erich Litch	$875,000	$875,000	$1,750,000	N/A(3)
Scott Behrens	$1,550,000	$1,550,000	$3,100,000	-
Alessandro Silva	$750,000	$750,000	$1,500,000	-

(1)	Mr. Leibrock’s 2025 award was a new hire award that was not based on our annual grant program.
(2)

Mr. Shultz transitioned to his new GM role on December 20, 2024. His grant above reflects an increase to his annual award based on his new GM responsibilities plus a one-time grant of $250,000 in RSUs.

(3)	Mr. Litch’s 2024 award was a new hire award that was not based on our annual grant program.

PSU Awards

Vesting Conditions

The PSUs granted in 2025 give our executive officers the opportunity to earn shares of our common stock based on our performance over an approximately three-year performance period. Vesting of the PSUs generally is subject to the recipient’s continued employment through the entire performance period, except in the case of death, long-term disability, retirement, involuntary terminations without cause, and certain qualifying (double-trigger) terminations in connection with a change in control, as described in the section titled “Post-Termination Benefits Under Incentive Plans.”

Gross Revenue Growth Metric

We set the Gross Revenue Growth performance goal (100% weighting) at grant for each annual period within the performance period based on our long-term financial plan. This approach provides a performance and retention incentive over the three-year performance period.

The level of attainment is measured every year against the Gross Revenue Growth percentage growth for that year (which was set at the grant of the award), with the shares earned and paid out at the end of the three-year period.

The PSU Award is based on Gross Revenue Growth for each year of the three-year performance period. In addition, for any performance year, the Company’s Adjusted EBITDA must be greater than or equal to the Company’s 2024 Adjusted EBITDA of $462.5 million. Any portion of the PSU Award that is earned based on the achievement of the Gross Revenue Growth goal will be adjusted up or down up to 20% based on our total shareholder return percentile performance relative to the total shareholder return of the S&P 600 Small Cap Index over the three-year performance period, all as further described below.

rTSR Multiplier

The rTSR multiplier has the potential to increase or decrease the number of shares each Named Executive Officer ultimately receives by up to 20% based on the total shareholder return of our common stock relative to the S&P SmallCap 600 Index over the three-year period from March 1, 2025 through March 1, 2028. If the relative total shareholder return performance of our common stock achieves specified performance levels, then our executive officers’ shares earned based on Gross Revenue Growth performance will be modified upwards or downwards as shown below:

Performance (Percentile Ranking)	rTSR Multiplier Impact on Payouts
Less than or equal to 25th Percentile	(20%)
50th Percentile	0%
Greater than or equal to 75th Percentile	20%

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If the relative total shareholder return performance of our common stock is between the specified percentage ranges in the performance matrix, the Compensation Committee will determine the award multiplier percentage earned by mathematical interpolation and rounded to the nearest whole share.

Restricted Share Units

We provided grants of RSUs in 2025 to increase the long-term retention power of our equity compensation and to align with the competitive market. Since the ultimate value of an RSU is based on our stock price at the time the RSU vests, we believe that there is strong alignment with stockholders’ interests while increasing our retention hold on our key executive and employee talent.

The RSUs granted to our CEO in 2025 will vest in equal annual installments over a three-year period commencing on the first anniversary of the date of grant, subject to continued employment as of each vesting date. The RSUs granted to all other NEOs will vest in equal quarterly instalments over a three-year period commencing on the first quarter after the date of grant, subject to the grantee’s continued employment as of each vesting date.

Prior Equity Awards

Performance Results for Prior Equity Awards

In 2022, we granted to our Named Executive Officers PSUs that could be earned based on relative total shareholder return performance (“rTSR awards”). The rTSR awards had a three-year performance period beginning on March 1, 2022 and ending on February 28, 2025. Among the current NEOs, only Messrs. Behrens and Silva received these rTSR awards in 2022.

For the rTSR awards, we measured the Company’s total shareholder return relative to the S&P MidCap 400 Index (in which we were a member of at the time of grant) over the three-year performance period described above. Based on performance relative to the S&P MidCap 400 Index, the rTSR awards could have been earned as illustrated in the following table:

Performance (Percentile Ranking)	Payout Percentage
<25th	0%
25th	50%
50th	95%
55th	100%
>=75th	200%

Based on the Company’s TSR of 68.52% during the period, we ranked at the 81st percentile of the S&P MidCap 400 Index, which resulted in a 200% payout under the 2022 rTSR awards.

2023 PSU Awards

In 2023, we granted to our Named Executive Officers PSUs that could be earned based on the Company’s Revenue Net of Interchange Growth (60% weighting) and Net Adjusted EBITDA Margin (40% weighting) for three one-fiscal-year periods which are then subject to a multiplier of +/- 20% based on rTSR for a three-year performance period versus the S&P MidCap 400 Index. The rTSR measurement was based on the total shareholder return of our common stock relative to that of the S&P 400 MidCap Index from May 11, 2023 through the first 20 trading days of March 2026. Among the current and former Named Executive Officers, Messrs. Warsop, Shultz, Behrens, and Silva received these rTSR awards in 2023. If rTSR achieves specified performance levels, then our executive officers’ shares earned based on Revenue Net of Interchange Growth and Net Adjusted EBITDA Margin will be modified upwards or downwards as shown below:

Performance (Percentile Ranking)	rTSR Multiplier Impact on Payouts
Less than or equal to 25th Percentile	(20%)
50th Percentile	0%
Greater than or equal to 75th Percentile	20%

2026 PROXY STATEMENT 47

If rTSR performance is between the specified percentage ranges in the performance matrix, the Compensation Committee will determine the award multiplier percentage earned by mathematical interpolation and rounded to the nearest whole share. The 2023 award performance period ended in 2026 and therefore performance will be discussed in next year’s proxy statement.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers, with input from all our independent directors.

The Compensation Committee is responsible for:

We compete for talent in a highly competitive environment, and our future success and our ability to remain competitive depend on our continuing efforts to attract, retain, and motivate highly qualified executives. The Compensation Committee strives to develop and maintain competitive compensation arrangements that balance our need to hire and retain the best possible talent and our desire to maintain a reasonable and responsible cost structure.

Compensation Review Cycle

The Compensation Committee conducts an annual review of our executive compensation program generally and the compensation arrangements for each of our executive officers in particular. During this review, the Compensation Committee evaluates each executive officer’s base salary level, target annual incentive compensation opportunity, target total cash compensation opportunity, long-term incentive compensation opportunity, target total direct compensation, and any other compensation-related items. Generally, base salary adjustments are effective at the beginning of July of each year, with equity grants typically made in March after the announcement of the prior year’s financial results. Each fiscal quarter, the Compensation Committee tracks our financial and operational performance and the corresponding projected payments under the STIP, as well as the then-current performance of the rTSR PSUs previously granted to our executive officers, as applicable.

Role of Our CEO and Management Team

In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. Our CEO evaluates the performance and development of each executive officer (other than himself) and based on these evaluations, provides recommendations to the Compensation Committee for any adjustments for the other executive officers to base salaries, target annual incentive compensation opportunities, long-term incentive compensation opportunities, and other compensation-related matters (such as discretionary cash bonuses and supplemental equity awards). Our management

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team assists the Compensation Committee by providing information on corporate and individual performance as well as our CEO’s perspective and recommendations on compensation matters. In addition, our management team recommends to the Compensation Committee the performance measures and related target levels for the STIP program, which are typically based on our annual operating plan. The management team also recommends the forms of equity awards for our long-term incentive compensation program.

The Compensation Committee first reviews and discusses the CEO’s recommendations and then considers a range of other factors (as described below) before approving compensation for our Named Executive Officers. Our CEO is not present for any Compensation Committee discussions about and does not make any recommendations regarding his own compensation.

Factors Considered in Compensation Deliberation

The Compensation Committee considers and discusses changes to our Named Executive Officer compensation based largely on the factors listed below, which are the same factors that the CEO uses in making recommendations to the Compensation Committee. The Compensation Committee does not use a single method or measure in approving the target total direct compensation opportunities or individual compensation elements for our executive officers and does not assign specific weightings to any of the factors it considers. These factors simply provide a framework for the Compensation Committee’s decision-making.

Role of the Compensation Consultant

As permitted under its charter, the Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The Compensation Committee directly engages the compensation consultant, which serves at the discretion of the Compensation Committee, and reviews the terms of the engagement annually.

For 2025, the Compensation Committee continued to retain Compensia, Inc. (“Compensia”), a national independent compensation consulting firm, to serve as its compensation consultant. Compensia reported directly, and was directly accountable, to the Compensation Committee, and the Compensation Committee retained the sole authority to retain, terminate and obtain the advice of its compensation consultant at the Company’s expense.

The Compensation Committee selected Compensia as its compensation consultant because of Compensia’s expertise and reputation and the fact that Compensia provided no other services to the Company at the time of selection, had no ties to our management team that could jeopardize their independent status, and had strong internal governance policies that help ensure the firm would maintain its independence.

2026 PROXY STATEMENT 49

During 2025, representatives of Compensia regularly attended the meetings of the Compensation Committee (both with and without management present) and provided the following services:

- Consulted with the Compensation Committee chair and other members between Compensation Committee meetings on compensation matters;
- Assisted with the design of the compensation for our CEO and his direct executive reports;
- Reviewed and updated the compensation peer group used to assess the positioning and competitiveness of our executive and non-employee director compensation programs;
- Provided competitive market data based on the compensation peer group for our executive officer positions and evaluated how the compensation we pay our executive officers compares both to our performance and to compensation for executives at our peer group companies;
- Reviewed and analyzed the base salary levels, target annual incentive compensation opportunities, target total cash compensation opportunities, long-term incentive compensation opportunities, and target total direct compensation of our executive officers and other executive positions;
- Assessed executive compensation trends within our industry and updated the Compensation Committee on corporate governance and regulatory developments;
- Reviewed market equity compensation practices, including burn rate, stock compensation expense and overhang;
- Provided competitive market data based on the compensation peer group regarding the compensation of the non-employee members of our Board, which the Corporate Governance Committee reviews on an annual basis; evaluated how the compensation we pay to these individuals compares to how the companies in the compensation peer group compensate their directors; and made recommendations to the Corporate Governance Committee regarding the compensation of our non-employee directors;
- Provided advice to the Compensation Committee on executive severance and change in control benefits;
- Assisted in the drafting of the Compensation Discussion and Analysis and other executive compensation-related parts of this Proxy Statement; and
- Assessed compensation-related risk to determine whether our executive compensation policies and practices are reasonably likely to have a material adverse impact on us. (For more information, see “Compensation Risk Analysis” above.)

In 2025, Compensia did not provide any services to us except those listed above. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant. With respect to 2025, the Compensation Committee considered the six specific independence factors adopted by the SEC and the NASDAQ Stock Market and determined that Compensia was independent and that their work did not raise any conflicts of interest. The Compensation Committee will continue to monitor the independence of its compensation consultant on an annual basis.

Market Data

Each year, the Compensation Committee identifies a group of peer companies for purposes of comparing and analyzing our executive compensation levels, policies, and practices against the competitive market. The companies in the compensation peer group for 2025 were selected in September 2024 based on their similarity to us, as determined using the following criteria:

•	Companies in the software or information technology services industries;

•	Companies with a similar focus in terms of products or customers that would likely compete against us for financial capital and employees;

•	Companies with revenue ranging between 50% and 200% of our trailing twelve months’ revenue;

50

•	Companies with a market capitalization ranging between 25% and 400% of our then-current market capitalization; and

•	Independent publicly traded companies headquartered in the U.S.

The Compensation Committee reviews our compensation peer group at least annually and adjusts its composition, considering changes in our business and the businesses of the peer companies. After consultation with its compensation consultant, the Compensation Committee made adjustments to our peer group as appropriate taking into consideration our selection criteria and merger and acquisition activity over the past year and approved the compensation peer group set forth below for use with respect to 2025 executive compensation decisions. To analyze the compensation practices of the companies in our compensation peer group, the compensation consultant gathered data from public filings (primarily proxy statements) and from a custom cut of companies that participate in the Radford Global Technology Survey. The Compensation Committee used this market data as a reference to assess our compensation levels during its deliberations on compensation forms and amounts.

2026 PROXY STATEMENT 51

For the peer group described above, in comparison to the prior year’s peer group, we removed three companies, Fair Isaac Corp., Green Dot Corp., and PTC Inc.; we removed Fair Isaac Corp. and PTC Inc. due to market capitalization exceeding the then-current selection criteria range and Green Dot Corp. due to market capitalization falling below the then-current selection criteria range. We also added Aspen Technology, Inc., Manhattan Associates, Inc., and RingCentral, Inc. because they were within our then-current revenue and market capitalization selection criteria ranges and were considered to be appropriate business fits.

Employee Benefit Plans

Overview

We seek to provide our executive officers, including our Named Executive Officers, with health, retirement, and other benefits at a reasonable cost consistent with the health, retirement and other benefits provided at the companies with which we compete for executive talent.

We maintain a tax-qualified Section 401(k) retirement plan that provides for broad-based employee participation. For 2025, we matched contributions made to the plan by our employees, including our Named Executive Officers, beginning on the first anniversary of a participant’s date of hire, up to 6% of the participant’s base salary, with an annual match limit of $7,500 per participant. All employer and employee contributions are 100% vested immediately. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

We also offer substantially all our employees, including our Named Executive Officers, the opportunity to purchase shares of our common stock at a discount under our employee stock purchase plan. Under this plan, participants may contribute up to 10% of their base salary (subject to certain Internal Revenue Service limits) to purchase shares of our common stock at the end of each participation period. Participation periods are the three months ending on April 30, July 31, October 31, and January 31 of each year. Shares are purchased at a price equal to 85% of the fair market value of our common stock on the last day of a participation period.

We provide other benefits to our Named Executive Officers on the same basis as all of our full-time employees, including medical, dental and vision insurance; medical and dependent care flexible spending accounts; health savings account; short-term and long-term disability insurance; accidental death and dismemberment insurance; and basic life insurance coverage.

Non-Qualified Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan in which a select group of executive officers and other highly compensated employees, including our Named Executive Officers, may elect to participate as part of our market-competitive benefit programs.

Perquisites and Other Personal Benefits

We do not provide any significant perquisites to our executive officers, including our Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program, and we do not expect that they will be in the future.

In January 2022, we introduced an annual health check-up for our executive officers, including our Named Executive Officers, through the Mayo Clinic Executive Health Program.

In June 2024, we introduced our executives (SVP and above) with the opportunity to receive comprehensive guidance across seven key financial planning disciplines to empower the participants with the knowledge, tools, and solutions to help maximize their benefits and make informed financial decisions.

All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

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Post-Employment Compensation Arrangements

Severance and Change in Control Arrangements

We seek to provide our executive officers with post-employment compensation arrangements that are consistent with the post-employment payments and benefits provided at the companies with which we compete for executive talent. We believe that having reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers.

Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave us under certain circumstances and to keep executive officers working to achieve our goals despite a possible change in control of the Company. In particular, our change in control arrangements are intended to keep our most senior executive officers focused on pursuing corporate transactions that are in the best interests of our stockholders, regardless of whether those transactions may result in their own job loss. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits. We believe that these arrangements appropriately align the interests of management and of our stockholders when considering our long-term future.

We provide policy-based severance for top executives in the event of involuntary termination of employment without cause other than pursuant to a change in control. We are also party to an individual severance agreement with our CEO. We also have entered into change in control agreements with each of our Named Executive Officers that enable participating executives to receive certain post-employment payments and benefits in the event of a termination of employment under certain circumstances in connection with a change in control of the Company. In 2025, we expanded covered termination eligibility to include retirement, providing the same benefits as those offered in the event of death or disability. Each of these agreements was approved by the Compensation Committee or, in certain instances, by our Board. The terms of these arrangements are described below under “Potential Payments Upon Termination or Change in Control.” That section also includes an estimate of the potential and actual payments and benefits payable under these arrangements as of the end of 2025.

In determining payment and benefit levels under the various circumstances that might trigger the post-employment compensation provisions of our change in control agreements, the Compensation Committee has drawn a distinction between (i) terminations of employment by us for cause and voluntary terminations of employment without good reason and (ii) terminations of employment by us without cause or by a participating Named Executive Officer with good reason in connection with a change in control of the Company. The Compensation Committee considers it appropriate to offer payment in the event of a termination by us without cause or by a participating Named Executive Officer with good reason in connection with a change in control of the Company in light of the benefits to ACI described above, as well as the likelihood that the executive’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate following a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or a decision by an executive to end his or her relationship with ACI.

Payments and benefits in the event of a change in control of the Company are generally payable only if a participating Named Executive Officer experiences a qualifying loss of employment (commonly referred to as a “double trigger” arrangement). Double-trigger arrangements help prevent unvested equity from losing its retention value following a change in control of the Company and also help prevent windfalls-both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

For 2025 RSU and PSU awards, we amended our forms of award agreement to change the definition of “retirement” for purposes of 2025 PSU awards, and to provide for vesting on a qualifying retirement for 2025 RSU awards. For further information, see below under “Potential Payments Upon Termination or Change in Control.”

2026 PROXY STATEMENT 53

Recent Departures

Mr. Behrens ceased serving as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of ACI effective July 1, 2025, but continued as an employee of ACI through December 31, 2025 under his then-current compensation structure. In connection with his retirement, Mr. Behrens was not eligible for any benefits under our severance policy or his change in control agreement. However, effective August 1, 2025, we entered into an omnibus amendment to Mr. Behrens’ RSU and PSU agreements (the “Behrens Amendment”) in order to update the retirement provisions to be consistent with the current form of equity award agreements. Under the Behrens Amendment, in exchange for Mr. Behrens’ execution of a customary release agreement containing restrictive covenants, Mr. Behrens’ outstanding equity awards were amended to provide that: (1) rather than his pre-2025 PSU awards vesting pro-rata based on actual performance upon his “retirement with ACI’s consent,” such vesting would be triggered only on a retirement that occurs at least 6 months after the grant date and at a time when he has attained 10 years of continuous employment and age plus years of continuous employment of at least 70 (a “Qualifying Retirement”); and (2) rather than being forfeited upon his retirement, his pre-2025 RSU awards (to the extent outstanding at the time) would vest in full upon a Qualifying Retirement. This treatment brought the retirement vesting terms of his pre-2025 RSU and PSU awards in line with the retirement treatment under the Named Executive Officers’ 2025 RSU and PSU awards.

Mr. Silva ceased employment with ACI on September 30, 2025 as a result of the elimination of his functions. As a result, he received customary benefits under our severance policy.

Mr. Kuruvilla ceased employment with ACI on January 15, 2025 and became eligible for customary benefits under our severance policy.

For more information regarding the terms of these departures, see below under “Potential Payments Upon Termination or Change in Control.”

Compensation-Related Policies

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers and our directors to align their financial interests with the interests of our stockholders. These guidelines require our executive officers to hold specific beneficial ownership positions in our common stock, expressed as a multiple of base salary. Specifically, the CEO is generally expected to own shares of our common stock with a value equal to at least six times his base salary, and our other executive officers are expected to own shares of our common stock with a value equal to at least three times their base salary.

Shares of our common stock used to calculate compliance with the guidelines include direct share purchases on the open market, shares acquired through any employee benefit plan, and common stock obtained upon the vesting of RSUs and PSUs. Unearned PSUs, the vested “in-the-money” portion of any option to purchase shares of our common stock, unvested PSUs and unvested RSUs are not counted.

Each executive officer has five years from the date of his or her appointment to an executive officer position to achieve the prescribed ownership level. An executive officer who is promoted into a role with a different ownership level has an additional two years to reach the prescribed ownership level. An executive officer who fails to meet the ownership guidelines within the five-year period may not be eligible for further equity awards and must retain 50% of the “after-tax” shares he or she receives from the exercise of options to purchase shares of our common stock, the vesting of stock appreciation rights for shares of our common stock, and the vesting of any other equity awards granted under our equity compensation plans until he or she achieves the applicable ownership level. Currently, all of our continuing Named Executive Officers either meet the ownership requirements of our guidelines or are still within the five-year period to meet the guidelines.

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Compensation Recovery (“Clawback”) Policy
During 2023 we adopted a compensation recovery policy consistent with NASDAQ listing requirements that, in the event of an accounting restatement, generally requires us to recover from current or former Section 16 officers erroneously awarded incentive-based compensation received by them, regardless of any fault or misconduct by the officer. The compensation to be recovered (absent limited exceptions prescribed in the policy) is the incentive-based compensation received by an officer minus the amount
the officer would have received had such compensation been determined based on the restated financial statements, calculated on a pre-tax
basis. This policy applies to incentive-based compensation received by the Section 16 officer on or after October 2, 2023 and during the three fiscal years preceding the year for which the Company determines that it is required to restate its financial statements, and that is granted, earned or vested based wholly or in part on the achievement of any financial reporting measure or based on the Company’s stock price or total shareholder return.
We also have a legacy recoupment policy that applies to incentive compensation received before October 2, 2023, and to all award recipients, including Named Executive Officers. The legacy policy provides that if the Company is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of an employee, or if it is determined that an employee has otherwise engaged in misconduct (whether or not such misconduct is discovered while the individual is an employee), then the Company has the right to (a) cause the forfeiture or cancellation of any unvested and vested portion of an option, any unvested restricted shares or RSUs, or any unearned PSUs; (b) cause the transfer of ownership back to the Company of any vested shares not subject to transfer restrictions, shares of common stock issued as payment for earned PSUs or RSUs, or cash received as payment for earned PSUs or RSUs; (c) recoup any proceeds from (i) the exercise or vesting of an option, (ii) the vesting of restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of an option or as payment for earned PSUs or RSUs, and (iv) the sale of any unrestricted shares; (d) recoup any annual incentive cash-based payouts; or (e) take any other action the Company determines is necessary or appropriate and in the best interest of the Company and its stockholders.
Prohibition on Hedging and Pledging
We have a policy that prohibits “short” sales and the use of derivatives by employees and directors. In addition, we prohibit any equity awards from being sold, exchanged, assigned, transferred, pledged, encumbered, or otherwise disposed of by the recipient until they become vested.
Equity Grant Policy
Our Compensation Committee grants all equity awards to management, including our CEO and other executive officers. Our Board grants equity awards to independent directors based upon the recommendation of our Corporate Governance Committee. Annual awards to executives are granted based on a specified dollar amount. The number of RSUs, restricted stock award shares, and PSUs (as applicable) is based upon the closing market price of our stock on the grant date.
Tax and Accounting Matters
Deductibility of Executive Compensation
Generally, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for public corporations for compensation in excess of $1 million paid in any fiscal year to certain current and former executive officers. In establishing the cash and equity incentive compensation plans and arrangements for our executive officers, our Compensation Committee considers a variety of relevant factors, including the potential impact of the Section 162(m) deduction limit. However, to maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, our Compensation Committee has not adopted a policy that all compensation must be deductible. Our Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible.
The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws, and other factors beyond our Compensation Committee’s control, also affect the deductibility of compensation. Our Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with our compensation objectives.

2026 PROXY STATEMENT
 55

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718, Compensation - Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board, including options to purchase shares of our common stock and other stock-based awards, based on the grant date fair value of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based on our review and discussions, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report.

Members of the Compensation Committee Didier Lamouche, Chair Juan Benitez Todd Ford Mary P. Harman Samir Zabaneh

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Executive Compensation

2025 Summary Compensation Table

The following table sets forth the compensation paid to, earned by or awarded to our Principal Executive Officer, each person who served as our Principal Financial Officer during the 2025 fiscal year, the next three most highly compensated executive officers who were serving in such capacity as of December 31, 2025, and one other person who ceased serving as an executive officer during 2025. We refer to the individuals included in the “summary compensation table” below collectively as our “Named Executive Officers.” No disclosures are provided Mr. Leibrock, Mr. Shultz, or Mr. Litch for the years 2023 and 2024 as they were not Named Executive Officers for such fiscal years.

Name and Principle Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)

Thomas W. Warsop III	2025	750,000	-	13,204,027	1,018,875	27,059	14,999,961
President and Chief Executive Officer	2024	750,000	-	10,228,643	1,162,725	11,052	12,152,420
	2023	2,062,500	325,000	2,308,220	529,870	6,088	5,231,678

Robert W. Leibrock	2025	265,000	-	8,599,955	319,406	10,042	9,194,443
Chief Financial Officer	2024	-	-	-	-	-	-
	2023	-	-	-	-	-	-

Abraham Kuruvilla	2025	470,000	-	2,866,224	574,646	26,674	3,937,543
Chief Technology Officer	2024	465,000	540,000	2,602,936	728,641	13,164	4,349,741
	2023	80,205	-	1,600,004	-	144	1,680,353

Ronald C. Shultz	2025	410,000	-	2,001,267	349,678	9,369	2,770,314
General Manager, ACI Speedpay	2024	-	-	-	-	-	-
	2023	-	-	-	-	-	-

Erich J. Litch	2025	407,500	-	1,823,950	388,531	9,091	2,629,072
General Manager of Payment Software	2024	-	-	-	-	-	-
	2023	-	-	-	-	-	-

Scott W. Behrens	2025	515,000	-	6,485,973	699,628	37,428	7,738,029
Former Chief Financial Officer	2024	515,000	-	3,850,679	798,405	10,560	5,174,644
	2023	495,000	-	1,902,299	652,000	5,864	3,055,163

Alessandro Silva	2025	345,000	-	2,189,901	118,823	8,148	2,661,872
Former Chief Revenue Officer	2024	460,000	-	1,895,587	702,206	10,440	3,068,233
	2023	440,000	-	1,019,076	446,035	8,173	1,913,284

(1)	For 2025, none of the named executive officer received a bonus.
(2)

The amounts in column (e) generally reflect the aggregate grant date fair value of the RSU awards and the PSU awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Such amounts include the grant date fair value associated with Tranche 3 of the 2023 PSU awards. For Mr. Behrens, the amount in this column also includes the incremental fair value associated with modification to his 2023-2025 RSU awards. The amounts shown do not necessarily correspond to the actual value that will be recognized by a Named Executive Officer. The assumptions used in the calculation of these amounts are included in footnote 6 to the Company’s audited consolidated financial statements for the year ended December 31, 2025, included in our Annual Report. With respect to PSU awards, the grant date fair values included in column (e) are based upon the probable outcome of the performance conditions. Assuming maximum performance with respect to the applicable performance objectives, the grant date fair values for the PSUs (including 2025 PSU grants and Tranche 3 of the 2023 PSU grants) would be as follows: for Mr. Warsop, $ 19,233,089; for Mr. Kuruvilla, $2,982,470; for Mr. Shultz, $2,002,638; for Mr. Litch, $1,897,925; for Mr. Behrens, $5,701,155; and for Mr. Silva, $2,879,854. Mr. Leibrock was not granted PSUs during 2025.

(3)	The amounts in column (g) reflect compensation paid under the Company’s STIP program for the respective fiscal year. For Mr. Silva, it only includes his sales incentive plan payments earned for 2025.

2026 PROXY STATEMENT 57

(4)	The amounts in column (i) reflect the payments or accruals for each Named Executive Officer set forth in the “Other Compensation” table below.

Other Compensation Table

Name	Financial Planning Services	Employer Contributions to the 401(k) Plan	Premiums for Long-Term Disability Insurance	Other	Total All other Compensation
	($)(1)	($)	($)	($)(2)	($)

Thomas W. Warsop III	17,885	7,500	864	810	27,059

Robert W. Leibrock	8,822	-	432	788	10,042

Abraham Kuruvilla	17,500	7,500	864	810	26,674

Ronald C. Shultz	-	7,500	864	1,005	9,369

Erich J. Litch	-	7,500	864	727	9,091

Scott W. Behrens	25,818	7,500	864	3,246	37,428

Alessandro Silva	-	7,500	648	-	8,148

(1)	Financial planning is a company-paid benefit for executives. Executives utilizing financial planning services pay taxes on the imputed income of the services received.
(2)	Consists of small non-cash gifts, the cost of the Company-paid executive physicals, and tax reimbursement related to corporate awards.

2025 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units(3) (#)	Grant Date Fair Value(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#) 25%	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Thomas W. Warsop III
-2025 STIP	-	187,500	750,000	1,500,000	-	-	-	-	-
-Restricted Share Units	3/4/2025	-	-	-	-	-	-	66,806	3,587,482
-Performance Share Units	2/18/2025	-	-	-	9,528	38,112	76,224	-	2,390,766
-Performance Share Units	3/4/2025	-	-	-	31,017	124,069	248,138	-	7,225,779
Robert W. Leibrock
-2025 STIP	-	106,000	424,000	848,000	-	-	-	-	-
-Restricted Share Units	9/24/2025	-	-	-	-	-	-	82,249	4,299,978
-Restricted Share Units	9/24/2025	-	-	-	-	-	-	82,249	4,299,978
-Performance Share Units		-	-	-	-	-	-	-	-
-Performance Share Units		-	-	-	-	-	-	-	-
Abraham Kuruvilla
-2025 STIP	-	117,500	470,000	940,000	-	-	-	-	-
-Restricted Share Units	3/4/2025	-	-	-	-	-	-	25,605	1,374,989
-Performance Share Units	3/4/2025	-	-	-	6,401	25,605	51,210	-	1,491,235
Ronald C. Shultz
-2025 STIP	-	71,500	286,000	572,000	-	-	-	-	-
-Restricted Share Units	3/4/2025	-	-	-	-	-	-	18,621	999,948
-Performance Share Units	2/18/2025	-	-	-	749	2,996	5,992	-	187,939
-Performance Share Units	3/4/2025	-	-	-	3,492	13,966	27,932	-	813,380
Erich J. Litch
-2025 STIP	-	71,500	286,000	572,000	-	-	-	-	-
-Restricted Share Units	3/4/2025	-	-	-	-	-	-	16,294	874,988
-Performance Share Units	3/4/2025	-	-	-	4,074	16,294	32,588	-	948,963

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Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units(3) (#)	Grant Date Fair Value(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#) 25%	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Scott W. Behrens
-2025 STIP	-	128,750	515,000	1,030,000	-	-	-	-	-
-Restricted Share Units	3/4/2025	-	-	-	-	-	-	28,864	1,549,997
-Modified Restricted Share Units (5)	8/1/2025	-	-	-	-	-	-	51,188	2,085,399
-Performance Share Units	2/18/2025	-	-	-	4,661	18,644	37,288	-	1,169,538
-Performance Share Units	3/4/2025	-	-	-	7,216	28,864	57,728	-	1,681,039
Alessandro Silva
-2025 STIP	-	-	-	-	-	-	-	-	-
-2025 SIC	-	-	260,000	-	-	-	-	-	-
-Restricted Share Units	3/4/2025	-	-	-	-	-	-	13,966	749,974
-Performance Share Units	2/18/2025	-	-	-	2,497	9,988	19,976	-	626,547
-Performance Share Units	3/4/2025	-	-	-	3,492	13,966	27,932	-	813,380

(1)

The amounts shown are possible payouts under the 2025 STIP. For 2025, Mr. Leibrock is eligible for a pro-rated STIP payment based on his start date of July 1, 2025. Mr. Silva was not eligible for a 2025 STIP due to his termination of employment. For more information regarding these awards, see “Compensation Discussion and Analysis-Compensation Elements-Annual Cash Incentive Awards.”

(2)

The awards shown in columns (f) through (h) reflect shares of our common stock issuable in connection with PSU awards granted to our Named Executive Officers in 2025. The awards with a grant date of March 4, 2025 reflect the 2025 PSU awards granted to the Named Executive Officers. The awards with a grant date of February 18, 2025 reflect Tranche 3 of the PSU awards originally approved in 2023 to the Named Executive Officers (other than for Mr. Leibrock, Mr. Kuruvilla, and Mr. Litch), for which the Compensation Committee approved the applicable performance goals during fiscal 2025. These awards were granted pursuant to the terms of the 2020 Equity and Incentive Compensation Plan (amended and restated effective June 1, 2023). These awards will be earned, if at all, based upon the achievement, over a defined performance period, of applicable performance objectives. The amount in column (f) is the number of shares issuable for threshold performance; the amount in column (g) is the number of shares issuable for on-target performance; and the amount in column (h) is the number of shares issuable for maximum performance.

(3)

The awards shown in column (i) reflect RSUs granted to our Named Executive Officers in 2025, as further described above under “Compensation Discussion and Analysis-Compensation Elements-Long-Term Incentive Compensation.”

(4)

The grant date fair value of each equity award was computed in accordance with FASB ASC Topic 718. For equity awards that are subject to performance conditions, the amounts reflected in column (l) reflect the value at the grant date based upon the probable outcome of such conditions and this amount is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The probable outcome used for the calculation of the PSU awards granted during 2024 is based on the achievement of target performance for each metric.

(5)

Represents the fair value resulting from the August 1, 2025 modification to Mr. Behrens’ 2023, 2024 and 2025 RSU awards approved by the Compensation Committee, and does not reflect a new equity award grant. For more information regarding these awards, see “Compensation Discussion and Analysis-Post-Employment Compensation Arrangements-Recent Developments.”

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Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth the outstanding equity awards for each of our Named Executive Officers for the year ended December 31, 2025.

	Options Awards						Stock Awards
Name	Grant Date	Number of Securities underlying Unexercised Options Exercisable (#)	Number of Securities underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(1) (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) ($)
(a)		(b)	(c)	(e)	(f)		(g)		(h)	(i)		(j)

Thomas W. Warsop III	3/4/2025	-	-	-	-		66,806	(3)	3,193,995	124,069	(5)	5,931,739

	3/4/2024	-	-	-	-		62,095	(3)	2,968,762	172,981	(6)	8,270,222

	2/18/2025	-	-	-	-		-		-	38,112	(7)	1,822,135

	2/23/2024	-	-	-	-		-		-	38,112	(8)	1,822,135

	6/1/2023	-	-	-	-		20,522	(3)	981,157	38,112	(9)	1,822,135

Robert W. Leibrock	9/24/2025	-	-	-	-		75,394		3,604,587	-		-

	9/24/2025	-	-	-	-		82,249	(4)	3,932,325	-		-

Abraham Kuruvilla(10)	3/4/2025	-	-	-	-		19,203		918,095	25,605	(5)	1,224,175

	3/4/2024	-	-	-	-		16,305		779,542	39,136	(6)	1,871,092

	11/29/2023	-	-	-	-		19,644	(3)	939,180	-		-

Ronald C. Shultz	3/4/2025	-	-	-	-		13,965		667,667	13,966	(5)	667,714

	3/4/2024	-	-	-	-		3,912		187,033	9,393	(6)	449,079

	2/18/2025	-	-	-	-		-		-	2,996	(7)	143,239

	2/23/2024	-	-	-	-		-		-	2,996	(8)	143,239

	5/11/2023	-	-	-	-		4,494		214,858	2,997	(9)	143,287

Erich J. Litch	3/4/2025	-	-	-	-		12,220		584,238	16,294	(5)	779,016

	12/4/2024	-	-	-	-		2,215		105,899	-		-

Scott W. Behrens(11)	3/4/2025	-	-	-	-		21,646		1,034,895	7,872	(5)	376,360

	3/4/2024	-	-	-	-		-		-	30,881	(6)	1,476,421

	2/18/2025	-	-	-	-		-		-	18,644	(7)	891,370

	2/23/2024	-	-	-	-		-		-	18,644	(8)	891,370

	5/11/2023	-	-	-	-		-		-	18,645	(9)	891,417

	2/21/2017	64,000	-	20.12	6/30/2026	(12)	-		-	-		-

Alessandro Silva(13)	3/4/2025	-	-	-	-		-		-	2,539	(5)	121,390

	3/4/2024	-	-	-	-		-		-	12,808	(6)	612,350

	2/18/2025	-	-	-	-		-		-	8,989	(7)	429,764

	2/23/2024	-	-	-	-		-		-	8,989	(8)	429,764

	5/11/2023	-	-	-	-		-		-	8,989	(9)	429,764

(1)	Unless otherwise noted, all restricted stock units generally vest in equal quarterly installments for three years following the grant date.
(2)

The market value of the share awards that have not vested is calculated by multiplying the number of shares set forth in column (g) or (i) (as applicable) by the closing price of our common stock on December 31, 2025 (the last trading day of 2025), $47.81 per share.

(3)

Restricted stock units granted to Mr. Warsop on June 1, 2023, March 4, 2024, and March 4, 2025, and Mr. Kuruvilla on November 29, 2023, vest in equal annual installments on the first three anniversaries of the grant date.

(4)	For restricted stock units granted to Mr. Leibrock on September 24, 2025, 50% vest quarterly over three years and 50% vest after three years on the anniversary of the grant date.
(5)

2025 LTIP PSUs that have a performance period from March 1, 2025 through February 28, 2028 and vest, if at all, following February 28, 2028, based on financial performance metrics and the relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(6)

2024 LTIP PSUs that have a performance period from March 4, 2024 through February 28, 2027 and vest, if at all, following February 28, 2027, based on financial performance metrics and the relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(7)

Represents Tranche 3 of 2023 LTIP PSUs that have a performance period from May 11, 2023 – February 28, 2026 and vest, if at all, following February 28, 2026, based on financial performance metrics and the relative total shareholder return versus the applicable peer group. Consistent with the requirements of FASB ASC Topic 718, the amount shown represents the last third of the PSU award made in fiscal 2023 for which the grant date fair value was established in fiscal year 2025 when the Compensation Committee approved the relevant financial performance goals for such year. The number of shares denoted is the number issuable for on-target performance.

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(8)

Represents Tranche 2 of 2023 LTIP PSUs that have a performance period from May 11, 2023 – February 28, 2026 and vest, if at all, following February 28, 2026, based on financial performance metrics and the relative total shareholder return versus the applicable peer group. Consistent with the requirements of FASB ASC Topic 718, the amount shown represents the second third of the PSU award made in fiscal 2023 for which the grant date fair value was established in fiscal year 2024 when the Compensation Committee approved the relevant financial performance goals for such year. The number of shares denoted is the number issuable for on-target performance.

(9)

Represents Tranche 1 of 2023 LTIP PSUs that have a performance period from May 11, 2023 – February 28, 2026 and vest, if at all, following February 28, 2026, based on financial performance metrics and the relative total shareholder return versus the applicable peer group. Consistent with the requirements of FASB ASC Topic 718, the amount shown represents the first third of the PSU award made in fiscal 2023 for which the grant date fair value was established in fiscal year 2023 when the Compensation Committee approved the relevant financial performance goals for such year. The number of shares denoted is the number issuable for on-target performance.

(10)

In connection with Mr. Kuruvilla’s separation from employment with the Company on January 15, 2026, his then-outstanding and unvested RSUs were forfeited, and his PSUs became eligible to vest on a pro-rata basis based on actual performance for the full applicable performance period.

(11)

Mr. Behrens, former Chief Financial Officer, retired from the Company effective on December 31, 2025. As a result, all of his outstanding 2023-2025 awards vested (with his 2023 and 2024 RSUs being paid shortly thereafter and his 2025 RSUs to be paid in accordance with the original payment schedule), and all of his outstanding PSUs remain eligible to vest on a pro-rata basis (based upon number of quarters in the performance period completed as of the date of his retirement) based on actual performance for the full performance period, all in accordance with the applicable award agreements as amended effective August 1, 2025. For more information regarding these awards, see “Compensation Discussion and Analysis-Post-Employment Compensation Arrangements-Recent Developments.”

(12)	Mr. Behrens’ retirement resulted in the acceleration of the expiration date, which is 180 days from the date of termination of employment.
(13)

Mr. Silva’s employment with the Company was terminated effective on September 30, 2025. As a result, all of his outstanding RSUs were forfeited and his outstanding PSUs remain eligible to vest on a pro-rata basis (based upon the number of quarters in the performance period completed through the date of termination) based on actual performance for the full performance period, all in accordance with the terms of the original award agreements.

2025 Option Exercises and Stock Vested

The following table sets forth option exercises and stock vested for each of our Named Executive Officers for the year ended December 31, 2025.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)
Thomas W. Warsop III	-	-	51,570	2,616,625
Robert W. Leibrock	-	-	6,855	335,004
Abraham Kuruvilla	-	-	39,091	1,865,068
Ronald C. Shultz	-	-	16,776	804,803
Erich J. Litch	-	-	5,182	248,042
Scott W. Behrens	72,333	2,203,330	145,734	7,383,333
Alessandro Silva	-	-	40,050	2,020,917

(1)

The amounts in column (c) were calculated by determining the difference between the market price of the underlying shares at exercise and the exercise price of the options. The amounts in column (e) were calculated by multiplying the number of vested shares by the closing price per share of ACI common stock on the vesting date.

2025 Nonqualified Deferred Compensation

Our Named Executive Officers are eligible to participate in our Amended and Restated Deferred Compensation Plan (the “DCP”). Pursuant to the DCP, participating Named Executive Officers may elect to defer a portion of their eligible compensation. The Company may, in its discretion, credit participant accounts with Company contributions. Participant contributions are always fully vested, and Company contributions may be subject to a vesting schedule of up to five years. Participants in the DCP are permitted to elect from among one or more earnings indices designated by the Compensation Committee in which to notionally invest their DCP balances. Unless otherwise elected by the participant, balances in a

2026 PROXY STATEMENT 61

participant’s account under the DCP are generally distributed in a lump sum on the earliest of (1) the participant’s separation from service, (2) the participant’s death, or (3) the participant’s qualifying disability.

Name	Executive Contributions in 2025 ($) (b)(1)	Registrant Contributions in 2025 ($) (c)	Aggregate Earnings in 2025 ($) (d)(2)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Thomas W. Warsop III	-	-	-	-	-
Robert W. Leibrock	-	-	-	-	-
Abraham Kuruvilla	-	-	-	-	-
Ronald C. Shultz	61,500.00	-	6,661.75	-	68,161.75
Erich J. Litch	-	-	-	-	-
Scott W. Behrens	-	-	-	-	-
Alessandro Silva	-	-	-	-	-

(1)	The amount reported in this column was reported as “Salary” in the 2025 Summary Compensation Table.
(2)	The amount reported in this column is not reported in the 2025 Summary Compensation Table because the earnings are not above-market or preferential.

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Potential Payments Upon Termination or Change in Control

Severance Policy

For Named Executive Officers, we adopted a severance policy which we refer to as our Severance Pay Plan. That policy provides severance, medical and dental continuation benefits to eligible employees. Under the Plan, all Named Executive Officers participated during 2025 (except as described below with respect to the CEO). Participating Named Executive Officers are eligible to receive one year’s worth of base salary, target bonus, and a one-year continuation of benefits and outplacement services if they are terminated by us without cause.

In 2025, we expanded covered termination eligibility to include retirement, providing the same benefits as those offered in the event of death or disability.

CEO Severance Agreement

We entered into a severance agreement with our CEO on June 1, 2023 (the “2023 CEO Severance Agreement”), which has a three-year term with successive one-year renewal terms subject to termination. The 2023 CEO Severance Agreement provides that if the Company terminates Mr. Warsop’s employment other than for “Cause”, “Death or “Disability,” or “Retirement” or Mr. Warsop terminates his employment for “Good Reason,” other than in circumstances covered by Mr. Warsop’s CIC Agreement (defined below), Mr. Warsop would be entitled to the following benefits: (1) a lump sum cash amount equal to 1.5 times the sum of his annual base salary plus his target annual bonus; (2) generally, at least 18 months of continued benefits to him and his family at the same after-tax cost to him as would have applied prior to the termination (or certain economically equivalent benefits); (3) pro-rata vesting of his then-outstanding restricted stock units; and (4) pro-rata vesting of his then-outstanding PSUs based on actual performance for the full performance period. Pro-rata vesting of equity awards as described above is based on Mr. Warsop’s completed months of service during the vesting or performance period, as applicable. The terms “Cause”, “Disability,” and “Good Reason” have the meanings assigned thereto in Mr. Warsop’s CIC Agreement. The separation benefits described above are generally subject to Mr. Warsop’s execution and non-revocation of a customary release of claims in favor of the Company, as well as his compliance with certain customary confidentiality, non-competition, and employee and customer non-solicitation restrictive covenants. Because of his 2023 CEO Severance Agreement, Mr. Warsop did not participate in the Company’s Severance Pay Plan.

Change in Control Agreements

We have entered into a Change in Control Agreement (the “CIC Agreement”) with each of our Named Executive Officers (each an “Executive” for purposes of this section). The CIC Agreements have an initial term of two years and are extended by two years on each anniversary of the effective date unless proper notice is provided to the Executive.

The CIC Agreement provides that ACI will employ the Executive for six months prior to a change in control (three months in the case of the CEO) or for a two-year period following a change in control (as defined in the CIC Agreement) (the “Employment Period”). During the Employment Period, ACI will (i) pay the Executive a base salary equal to the highest annual rate of base salary paid or payable to the executive for the 12-month period prior to the change in control, (ii) award the Executive for each fiscal period during the Employment Period total annual and quarterly bonus opportunities equal to at least the executive’s target annual and quarterly bonus opportunities for the year in which the change in control occurs, and (iii) allow the Executive opportunities to participate in ACI’s incentive, savings and retirement plans to an extent no less favorable than opportunities provided for by ACI in the 120-day period prior to the effective date of any change in control.

The CIC Agreement also sets forth our obligations in the event the Executive’s employment terminates during the Employment Period. The following is a summary of such obligations.

2026 PROXY STATEMENT 63

Termination of Employment by the Company Other Than for Cause or by the Executive for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated during the Employment Period other than for cause or the Executive’s death or disability or retirement, or the Executive terminates employment for good reason, the Executive will be entitled to receive from ACI certain payments and benefits, contingent upon the receipt of a release of claims as set forth in the CIC Agreement. These payments and benefits include (i) the lump sum of (a) the Executive’s unpaid current-year annual base salary through the date of termination, a portion of current-year bonus based on the current-year target annual bonus, prorated through the date of termination, and any accrued and unpaid vacation pay (together, the “Accrued Obligations”), plus (b) two times (three times in the case of our CEO), the sum of the annual base salary and target annual bonus; (ii) continued participation at ACI’s cost in welfare benefits plans in which the Executive would have been participating for two years (three years in the case of our CEO), from the date of termination or until the Executive receives equivalent benefits from a subsequent employer, in which case, welfare benefits plans provided pursuant to the CIC Agreement shall be secondary to those provided under such other plans during the applicable period of eligibility; (iii) outplacement services at ACI’s sole expense, not to exceed $50,000; (iv) any unpaid amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice, program, or any other contract or agreement with ACI or the affiliated companies at or subsequent to the date of termination (the “Other Benefits”); and (v) the Executive shall become fully vested and entitled to immediately exercise (if applicable), all stock-based awards, granted to the Executive under any plans or agreement of ACI.

Death, Disability, and Retirement

If the Executive’s employment is terminated by reason of the Executive’s death or disability or retirement after a change in control, we must provide the Executive’s estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits and will have no other severance obligations under the CIC Agreement.

Termination of Employment for Cause or by Executive Other Than for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated for cause, ACI shall provide the Executive with the executive’s annual base salary through the date of termination, and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under the CIC Agreement. If the Executive voluntarily terminates employment, excluding a termination for good reason, ACI shall provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreement.

No Tax Gross-Up

The CIC Agreement does not provide for ACI to pay the Executive any gross-up payments for excise taxes that may be imposed upon the Executive as a result of any payments made pursuant to the CIC Agreement. Instead, the CIC Agreements provide for a “best results” provision, which can, in certain circumstances, reduce the amount of payments to an Executive contingent on a change in control, if such reduction would provide the Executive a higher payment net of taxes, including the “Golden Parachute” tax under Section 280G of the Internal Revenue Code.

Acceleration of Equity Awards

No awards accelerate upon a “single trigger” Change in Control. As noted above, there is full vesting acceleration of equity awards upon a qualifying termination.

Non-solicitation and Non-Competition Provisions

During the Employment Period and for a period of one year following termination of employment, each Executive agrees not to (i) enter into or engage in any business that competes with ACI’s business within a specified restricted territory; (ii) solicit customers with whom the Executive had any contact or for which such Executive had any responsibility (either direct or supervisory) at the date of termination or at any time during the one year prior to such date of termination, whether within or outside of the restricted territory, or solicit business, patronage or orders for, or sell, any products and services in competition with, or for any business that competes with ACI’s business within the restricted territory; (iii) divert, entice or otherwise take away any customers, business, patronage or orders of ACI within the restricted territory, or attempt to do so; (iv) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business that competes with ACI’s business within the restricted territory; or (v) solicit, induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of ACI and/or its affiliated companies to terminate their

64

employment, representation or other association with ACI and/or its affiliated companies, provided that the foregoing shall not apply to general advertising not specifically targeted at employees, sales representatives, agents or consultants of ACI and/or its affiliated companies.

Release

As a condition to receiving any of the severance benefits under the CIC Agreements, the Executive is required to release ACI and its employees from all claims that the Executive may have against them.

Post-Termination Benefits Under Incentive Plans

Short-Term Incentive Plan Terms

Under the 2025 STIP, to be entitled to a payment, the executive, including our Named Executive Officers, must be employed by ACI on the date of payment. If employment with ACI is terminated for any reason prior to the payment date, the executive will not be eligible for a bonus under the 2025 STIP and the executive forfeits all rights to such payment except to the extent otherwise provided by ACI (including under the CIC Agreements).

The individual award agreements with each executive officer, including our Named Executive Officers, related to the 2025 STIP program, grant ACI the right to require an executive officer to forfeit his or her right to payment or to reimburse ACI for any payments previously paid, along with any other action ACI deems necessary or appropriate, in the event it is determined that the executive officer engaged in misconduct in the course of his or her employment.

Equity Incentive Plan Terms

Performance Share Units. The award agreements for PSUs generally provide that if an employee, including a Named Executive Officer, voluntarily terminates employment with ACI prior to payment of the PSUs, all PSUs are forfeited. In the event of death, disability, (for 2022, 2023 and 2024 awards) a retirement approved by the Company, or termination of employment by the Company without cause, the award agreements generally provide that ACI will provide the employee a pro-rata portion of the PSUs during the full fiscal quarters (full months in the case of our CEO) completed during the applicable performance period until the date of termination based on the shares earned through the end of the full performance period. Such amounts will be paid as soon as practicable after determination of the number of shares earned under PSU awards. Upon the close of a change in control, the performance period for our PSAs will be truncated and the actual performance will be measured. The earned awards will then convert to RSUs with a vesting schedule equal to the PSAs. Beginning with 2025 PSU awards, the form of award agreement now provides that pro-rata retirement vesting is now triggered by a retirement (other than for cause) occurring at least six months after the grant date and after the grantee has attained at least 10 years of continuous employment and age plus years of continuous employment of at least 70. Mr. Behrens was eligible for this treatment with respect to all outstanding PSU awards he held as of his retirement date pursuant to the terms of the Behrens Amendment.

RSUs. The award agreements for RSUs generally provide that if any employee, including a Named Executive Officer, voluntarily terminates employment with ACI or we terminated the Named Executive Officer’s employment for any reason, the Named Executive Officer forfeits all unvested RSUs. However, the award agreements also generally provide that if the Named Executive Officer’s employment terminates due to death or disability, all RSUs will immediately vest upon their termination due to death or disability. Beginning with the 2025 RSU awards, the form of award agreement now provides that the RSUs will vest in full if the grantee retires (other than for cause) at least six months after the grant date and after the grantee has attained at least 10 years of continuous employment and age plus years of continuous employment of at least 70. Mr. Behrens was eligible for this treatment with respect to all outstanding RSU awards he held as of his retirement date pursuant to the terms of the Behrens Amendment.

Forfeiture and Right of Recoupment

See discussion in the Compensation Discussion and Analysis section above for a description of our recoupment policy.

Potential Post-Termination Benefits Table

The table below quantifies certain compensation and benefits that would have become payable to our Named Executive Officers who remained with the Company through the end of 2025 in the event such executive officer’s employment had terminated on December 31, 2025 under various circumstances. As required under applicable SEC rules, we have provided this

2026 PROXY STATEMENT 65

information for Mr. Behrens. However, in connection with his retirement at the end of the 2025 fiscal year, Mr. Behrens waived his right to any severance payments or benefits under the Behrens Amendment. Please see the narrative discussion following the table below for information regarding the actual benefits Mr. Behrens received in connection with his retirement from the Company.

The estimates set forth in the table below are based on our Named Executive Officers’ compensation and service levels as of such date and, if applicable, the closing stock price of our common stock on December 31, 2025, the last trading day of 2025, which was $47.81. These benefits are in addition to benefits generally available to salaried employees such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed to our Named Executive Officers may be different. Factors that could affect these amounts include the timing of any such event and our stock price.

Because Mr. Silva’s role was eliminated on September 30, 2025, he is not included in the table below. Please see the narrative discussion following the table below for information regarding the actual benefits Mr. Silva received in connection with his departure. Mr. Kuruvilla ceased service with ACI on January 15, 2026. Please see below for a narrative discussion of the actual severance compensation and benefits he received in connection with his departure.

	By Executive		By ACI
Compensation Program	For Good Reason ($)	Other Than Good Reason ($)	For Cause ($)	Without Cause ($)	Death / Disability / Retirement ($)	Involuntary or For Good Reason After Change in Control ($)
Cash Severance:
Thomas W. Warsop III	$2,250,000	$0	$0	$2,250,000	$0	$4,500,000
Robert Leibrock	$0	$0	$0	$954,000	$0	$1,908,000
Abraham Kuruvilla	$0	$0	$0	$940,000	$0	$1,880,000
Ronald Shultz	$0	$0	$0	$726,000	$0	$1,452,000
Erich Litch	$0	$0	$0	$726,000	$0	$1,452,000
Scott Behrens	$0	$0	$0	$1,030,000	$0	$2,060,000
Bonus Payment(1):
Thomas W. Warsop III	$0	$0	$0	$0	$0	$750,000
Robert Leibrock	$0	$0	$0	$0	$0	$424,000
Abraham Kuruvilla	$0	$0	$0	$0	$0	$470,000
Ronald Shultz	$0	$0	$0	$0	$0	$286,000
Erich Litch	$0	$0	$0	$0	$0	$286,000
Scott Behrens	$0	$0	$0	$0	$0	$515,000
RSUs:
Thomas W. Warsop III	$3,375,162	$0	$0	$3,375,162	$7,143,914	$7,143,914
Robert Leibrock	$0	$0	$0	$0	$7,536,912	$7,536,912
Abraham Kuruvilla	$0	$0	$0	$0	$2,636,817	$2,636,817
Ronald Shultz	$0	$0	$0	$0	$1,069,558	$1,069,558
Erich Litch	$0	$0	$0	$0	$690,137	$690,137
Scott Behrens	$0	$0	$0	$0	$2,447,298	$2,447,298
Performance Share Units(2):
Thomas W. Warsop III	$11,864,445	$0	$0	$11,864,445	$11,864,445	$19,668,365
Robert Leibrock	$0	$0	$0	$0	$0	$0
Abraham Kuruvilla	$0	$0	$0	$1,091,470	$1,091,470	$1,871,092
Ronald Shultz	$0	$0	$0	$819,586	$819,586	$1,546,558
Erich Litch	$0	$0	$0	$194,754	$194,754	$779,016
Scott Behrens	$0	$0	$0	$4,129,454	$4,129,454	$6,374,268
Health & Welfare Benefits Continuation:
Thomas W. Warsop III	$34,016	$0	$0	$34,016	$0	$66,249
Robert Leibrock	$0	$0	$0	$35,576	$0	$36,989
Abraham Kuruvilla	$0	$0	$0	$35,576	$0	$66,888
Ronald Shultz	$0	$0	$0	$1,875	$0	$5,738
Erich Litch	$0	$0	$0	$36,856	$0	$54,527
Scott Behrens	$0	$0	$0	$36,856	$0	$55,027

66

	By Executive		By ACI
Compensation Program	For Good Reason ($)	Other Than Good Reason ($)	For Cause ($)	Without Cause ($)	Death / Disability / Retirement ($)	Involuntary or For Good Reason After Change in Control ($)
Outplacement Services:
Thomas W. Warsop III	$0	$0	$0	$10,275	$0	$50,000
Robert Leibrock	$0	$0	$0	$10,275	$0	$50,000
Abraham Kuruvilla	$0	$0	$0	$10,275	$0	$50,000
Ronald Shultz	$0	$0	$0	$10,275	$0	$50,000
Erich Litch	$0	$0	$0	$10,275	$0	$50,000
Scott Behrens	$0	$0	$0	$10,275	$0	$50,000
Totals:
Thomas W. Warsop III	$17,523,622	$0	$0	$17,533,897	$19,008,358	$32,178,527
Robert Leibrock	$0	$0	$0	$999,851	$7,536,912	$9,955,901
Abraham Kuruvilla	$0	$0	$0	$2,077,322	$3,728,288	$6,974,797
Ronald Shultz	$0	$0	$0	$1,557,737	$1,889,144	$4,409,853
Erich Litch	$0	$0	$0	$967,885	$884,891	$3,311,681
Scott Behrens	$0	$0	$0	$5,206,585	$6,576,752	$11,501,593

(1)

Bonus Payment represents the product of (x) the target annual bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365. Because the termination date is assumed to be on the last day of the year, the pro rated bonus payment is equal to the full target annual bonus.

(2)	The estimated pro-rata portion of PSUs (assuming target performance) set forth in this table includes the PSUs granted on March 11, 2023, June 1, 2023, March 4, 2024, March 4, 2025.

Post-Employment Compensation for Mr. Behrens

As discussed in the Compensation Discussion and Analysis above, on July 1, 2025, we entered into the Behrens Amendment with Mr. Behrens. Pursuant to the Behrens Amendment, in connection with Mr. Behrens’ retirement effective December 31, 2025, he is eligible for the following treatment of his outstanding equity awards, subject to his execution of a customary restrictive covenants agreement including a release of claims in favor of the Company. The dollar value provided for the awards described below assumes a share price of $47.81 (the closing price of our shares of common stock on December 31, 2025) and target performance with respect to performance-based awards:

•	The vesting of 9,322 RSUs remaining unvested from a grant dated May 11, 2023 (valued at approximately $445,685);

•	The vesting of 20,220 RSUs remaining unvested from a grant dated March 4, 2024 (valued at approximately $966,718);

•	The vesting of 21, 646 RSUs remaining unvested from a grant dated March 4, 2025 (valued at approximately $1,034,895);

•

PSUs granted on May 11, 2023, relating in the aggregate to a target number of 55,933 shares will remain outstanding and Mr. Behrens will be eligible to earn and vest in 55,933 target PSUs based on the actual performance of the Company and the length of his service time during the applicable performance periods (valued at approximately $2,674,157 assuming target performance);

•

PSUs granted on March 4, 2024 relating to a target number of 48,528 shares will remain outstanding and Mr. Behrens will be eligible to earn and vest in 30,881 pro-rated target PSUs based on the actual performance of the Company and the length of his service time during the applicable performance period (valued at approximately $1,476,421 assuming target performance); and

•

PSUs granted on March 4, 2025 relating to a target number of 28,864 shares will remain outstanding and Mr. Behrens will be eligible to earn and vest in 7,872 pro-rated target PSUs based on the actual performance of the Company and the length of his service time during the applicable performance periods (valued at approximately $376,360 assuming target performance).

The Behrens Amendment contains customary confidentiality, non-solicitation, and non-competition provisions.

Post-Employment Compensation for Mr. Silva

As discussed in the Compensation Discussion and Analysis above, on September 30, 2025, ACI announced that Mr. Silva’s employment terminated as CRO of the Company. The termination was by the Company and without “cause” and Mr. Silva was

2026 PROXY STATEMENT 67

entitled to severance under the severance policy, subject to customary release, confidentiality, non-solicitation, and non-competition provisions, consisting of: (1) a gross cash amount of $920,000 (equal to 1.0 times the sum of his annual base salary plus his target annual bonus); (2) pro-rata vesting of his outstanding rTSR PSUs based on the extent any are earned at the end of the respective performance periods (estimated at approximately $2,023,032, assuming target performance and using the closing price of our common stock on December 31, 2025, which estimate may not correspond to the actual value realized by Mr. Silva, if any); (3) up to 12 months of continued benefits to him and his family at the same after-tax cost to him as would have applied prior to the termination (valued at approximately $38,366); and (4) 12 months of outplacement services (valued at approximately $10,275). The statement above is based on these outstanding awards at the time of termination:

•

PSUs granted on May 11, 2023, relating in the aggregate to a target number of 29,964 shares will remain outstanding and Mr. Silva will be eligible to earn and vest in 26,967 pro-rated target PSUs based on the actual performance of the Company and the length of his service time during the applicable performance periods;

•

PSUs granted on March 4, 2024 relating to a target number of 23,482 shares will remain outstanding and Mr. Silva will be eligible to earn and vest in 12,808 pro-rated target PSUs based on the actual performance of the Company and the length of his service time during the applicable performance periods; and

•

PSUs granted on March 4, 2025 relating to a target number of 13,966 shares will remain outstanding and Mr. Silva will be eligible to earn and vest in 2,539 pro-rated target PSUs based on the actual performance of the Company and the length of his service time during the applicable performance periods.

RSUs granted on May 11, 2023 of which 7,491 shares were outstanding will be forfeited for no consideration.

RSUs granted on March 4, 2024 of which 11,740 shares were outstanding will be forfeited for no consideration.

RSUs granted on March 4, 2025 of which 11,638 shares were outstanding will be forfeited for no consideration.

Post-Employment Compensation for Mr. Kuruvilla

As discussed in the Compensation Discussion and Analysis above, on January 15, 2026, Mr. Kuruvilla’s employment was terminated. The termination was by the Company and without “cause” and Mr. Kuruvilla was entitled to severance under the severance policy, subject to customary release, confidentiality, non-solicitation, and non-competition provisions, consisting of: (1) a gross cash amount of $940,000 (equal to 1.0 times the sum of his annual base salary plus his target annual bonus); (2) pro-rata vesting of his outstanding rTSR PSUs based on the extent any are earned at the end of the respective performance periods (estimated at approximately $1,524,517, assuming target performance and using the closing price of our common stock on December 31, 2025, which estimate may not correspond to the actual value realized by Mr. Kuruvilla, if any); (3) up to 12 months of continued benefits to him and his family at the same after-tax cost to him as would have applied prior to the termination (valued at approximately $37,926); and (4) 12 months of outplacement services (valued at approximately $10,275). The statement above is based on these outstanding awards at the time of termination:

•

PSUs granted on March 4, 2024 relating to a target number of 39,136 shares will remain outstanding and Mr. Kuruvilla will be eligible to earn and vest in 24,904 pro-rated target PSUs based on the actual performance of the Company and the length of his service time during the applicable performance periods; and

•

PSUs granted on March 4, 2025 relating to a target number of 26,605 shares will remain outstanding and Mr. Kuruvilla will be eligible to earn and vest in 6,983 pro-rated target PSUs based on the actual performance of the Company and the length of his service time during the applicable performance periods.

RSUs granted on November 29, 2023 of which 19,644 shares were outstanding will be forfeited for no consideration.

RSUs granted on March 4, 2024 of which 16,305 shares were outstanding will be forfeited for no consideration.

RSUs granted on March 4, 2025 of which 19,203 shares were outstanding will be forfeited for no consideration.

68

Pay Ratio Disclosure

Our CEO to median employee pay ratio is approximately 157:1 and was calculated in accordance with item 402(u) of Regulation of S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

We identified the employee with compensation at the median of the annual total compensation of all of our employees (other than our CEO) by examining the calendar year total cash compensation from January 1, 2025 through December 31, 2025 (using December 31, 2025 as the “median employee determination date”), including salary or wages plus overtime paid, and any earned cash incentive compensation for 2025, for all individuals, excluding Mr. Warsop, who were employed by us (including our consolidated subsidiaries) on the median employee determination date, whether employed on a full-time, part-time, seasonal or temporary basis, subject to the application of the “de minimis” exemption as described below.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on the median employee determination date.

For employees on a leave of absence, we calculated compensation on an annualized basis. However, we did not include employees absent on an unpaid leave for the entire measurement period (i.e. all of 2025).

The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. employees, as of the median employee determination date was 2,912, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the median employee, we used the de minimis exemption to exclude the following approximate numbers of employees who were employed in the following countries:

Excluded Country	Employees	Excluded Country	Employees	Excluded Country	Employees
Argentina	5	France	18	Saudi Arabia	2
Austria	4	Greece	14	Sweden	2
Belgium	4	Hong Kong	1	Switzerland	1
Chile	4	Indonesia	2	Taiwan	8
China	10	Netherlands	15	Thailand	1
Croatia	2	New Zealand	11	UAE	19
Ecuador	2	Philippines	4	Uruguay	8
Ethiopia	1	Russia	2

Using the median employee based on the methodology described above, we calculated annual total compensation for such median employee using the same method we used to calculate the amount reported for our Named Executive Officers in the “Total” column of the 2025 Summary Compensation Table, set forth above in this proxy statement.

As disclosed in the 2025 Summary Compensation Table, the annual total compensation for fiscal year 2025 for our CEO was $14,999,961 The annual total compensation for the median employee for fiscal year 2025 was $95,668. The resulting ratio of our CEO’s annual total compensation (based on the combined amount described above) to the annual total compensation of our median employee for fiscal year 2025 is approximately 157:1.

2026 PROXY STATEMENT 69

Pay Versus Performance Disclosures

Pay Versus Performance
							Value of Initial Fixed $100 Investment Based On: 6
Year (a)	Summary Compensation Table Total for PEO 1 1,3 (b)	Compensation Actually Paid for PEO 1 1,4 (c)	Summary Compensation Table Total for PEO 2 1,3 (d)	Compensation Actually Paid for PEO 2 1,4 (e)	Average Summary Compensation Table Total for Non-PEO NEOs 2,3 (f)	Average Compensation Actually Paid for Non-PEO NEOs 2,5 (g)	Total Shareholder Return (h)	Peer Group Total Shareholder Return (S&P 600) 7 (j)	Net Income (k)	Company- Selected Measure: Gross Revenue 8 (l)

2025	$14,999,961	$16,790,954	-	-	$4,821,879	$3,438,094	$124	$142	$226,658,000	$1,759,782,000

2024	$12,152,420	$26,172,236	-	-	$3,712,070	$6,772,841	$135	$134	$203,118,000	$1,594,288,000

2023	$5,231,678	$8,594,753	-	-	$2,150,984	$3,352,988	$80	$123	$121,509,000	$1,452,579,000

2022	$577,608	$799,949	$10,280,267	($5,735,389)	$2,450,602	$790,615	$60	$106	$142,177,000	$1,421,901,000

2021	-	-	$8,768,059	$2,003,203	$2,667,749	$1,273,508	$90	$127	$127,791,000	$1,370,598,000

1.	The Company’s PEOs for the applicable years were as follows

–	2025: Mr. Warsop served as CEO from January 1, 2025, to December 31, 2025 (“PEO 1”).
–	2024: Mr. Warsop served as CEO from January 1, 2024, to December 31, 2024 (“PEO 1”).
–	2023: Mr. Warsop served as the Interim CEO from January 1, 2023, to May 31, 2023, and CEO from June 1, 2023, to December 31, 2023 (“PEO 1”).
–	2022: Odilon Almeida served as the CEO from January 1, 2022, to November 7, 2022 (“PEO 2”); Mr. Warsop served as the Interim CEO from November 7, 2022, to December 31, 2022.
–	2021: Odilon Almeida served as the CEO for the entirety of 2021.

2.	The Company’s non-PEO NEOs for the applicable years were as follows:

–	2025: Scott W. Behrens, Alessandro Silva, Abraham Kuruvilla, Ronald Craig Shultz, Erich Litch, and Robert W. Leibrock
–	2024: Scott W. Behrens, Alessandro Silva, Deborah L. Guerra, and Abraham Kuruvilla
–	2023: Scott W. Behrens, Alessandro Silva, Deborah L. Guerra, and Abraham Kuruvilla.
–	2022: Scott W. Behrens, Ram K. Puppala, Alessandro Silva, Eve Aretakis, and Jeremy M. Wilmot.
–	2021: Scott W. Behrens, Eve Aretakis, Dennis P. Byrnes, Jeremy M. Wilmot, and Ram K. Puppala.

3.
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s PEOs and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s non-PEO
NEOs.

4.
Amounts reported in these columns represent the “compensation actually paid” to the Company’s PEOs based on the total compensation reported in the Summary Compensation Table for each fiscal year, as adjusted in accordance with SEC rules. For 2025, PEO 1 total compensation reported in the Summary Compensation Table was adjusted as shown in the table below. For information on the calculation of “compensation actually paid” for 2021, 2022, 2023 and 2024 please see the “pay versus performance” disclosure in our 2023, 2024, and 2025 definitive proxy statements.

PEO 1
		2025
	Summary Compensation Table - Total Compensation	$14,999,961
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	($13,204,027)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$13,978,756
+/-	Change in Fair Value (from Prior Year-End to Year-End) of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$1,076,637
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+/-	Change in Fair Value (from Prior Year-End to Vesting Date) of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($60,373)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
=	Compensation Actually Paid	$16,790,954

70

Equity Award Valuations:
Equity values are computed in accordance with FASB ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

5.
Amounts reported in this column represent the “compensation actually paid” to the NEOs other than the PEO, based on the average “Total” compensation for such NEOs reported in the Summary Compensation Table for each fiscal year, as adjusted in accordance with SEC rules. For 2025, the non-PEO
NEOs’ average total compensation reported in the Summary Compensation Table was adjusted as shown in the table below (with the numbers representing average amounts for the applicable non-PEO
NEOs). See footnote 2 for the
non-PEO
NEOs included in the average for the 2025 fiscal year. For information on the calculation of “compensation actually paid” for 2021, 2022, 2023, and 2024 please see the “pay versus performance” disclosure in our 2023, 2024, and 2025 definitive proxy statements.

NEO Average
		2025
	Summary Compensation Table - Total Compensation	$4,821,879
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	($3,994,545)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$2,882,126
+/-	Change in Fair Value (from Prior Year-End to Year-End) of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$72,813
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$251,582
+/-	Change in Fair Value (from Prior Year-End to Vesting Date) of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($31,686)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($564,075)
=	Compensation Actually Paid	$3,438,094
Equity Award Valuations
: Equity values are computed in accordance with FASB ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

6.
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020, in our common stock and the stock of S&P SmallCap 600 Index. Historic stock price performance is not necessarily indicative of future stock performance.

7.	The TSR Peer Group consists of the S&P SmallCap 600 Index, an independently prepared index.
8.
For 2025, the Compensation Committee determined that Gross Revenue was viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in our PSUs in fiscal year 2025. See Appendix A for more details.

Tabular List of Financial Performance Measures
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2025 to company performance:

•	Adjusted EBITDA

•	Revenue Net of Interchange Growth

•	Net Adjusted EBITDA Margin

•	Gross Revenue

•	Relative Total Shareholder Return

2026 PROXY STATEMENT
 71

Relationship Between Pay and Performance
“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end
stock prices, various accounting valuation assumptions, and projected performance modifiers but does not necessarily reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed
“pay-for-performance”
and how our executive
compensation
program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see “Compensation Discussion and Analysis” in this Proxy Statement and in the proxy statements for 2021, 2022, 2023, and 2024.
Below are graphs showing the relationship of “Compensation Actually Paid” to our CEO and other NEOs (on average) in our fiscal years 2021, 2022, 2023, 2024 and 2025 to (1) TSR of our common stock and the S&P SmallCap 600 Index (2) our net income, and (3) our Gross Revenue.

72

Compensation Actually Paid vs Net Income
Compensation Actually Paid to PEO 1 (Thomas W. Warsop III)
Compensation Actually Paid to PEO 2 (Odilon Almeida)
Average Compensation Actually Paid to Non-PEO NEOs
Net Income ($ Millions)
2021
2022
2023
2024
2025
Compensation Actually Paid ($000)
Net Income ($ Millions)
$29,000
$26,000
$23,000
$20,000
$17,000
$14,000
$11,000
$8,000
$5,000
$2,000
-$1,000
-$4,000
-$7,000
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
$0
$2,003
$1,274
$800
($5,735)
$791
$8,595
$0
$3,353
$26,172
$0
$6,773
$16,791
$0
$3,438
$128
$142
$122
$203
$227

Compensation Actually Paid vs
Gross Revenue
Compensation Actually Paid to PEO 1 (Thomas W. Warsop III)
Compensation Actually Paid to PEO 2 (Odilon Almeida)
Average Compensation Actually Paid to Non-PEO NEOs
Gross Revenue ($ Millions)
2021
2022
2023
2024
2025
Compensation Actually Paid ($000)
Gross Revenue ($ Millions)
$29,000
$26,000
$23,000
$20,000
$17,000
$14,000
$11,000
$8,000
$5,000
$2,000
-$1,000
-$4,000
-$7,000
$1,900
$1,700
$1,500
$1,300
$1,100
$900
$700
$0
$2,003
$1,274
$800
($5,735)
$791
$8,595
$0
$3,353
$26,172
$0
$6,773
$16,791
$0
$3,438
$1,371
$1,422
$1,453
$1,594
$1,760

2026 PROXY STATEMENT
 73

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

Pursuant to the Audit Committee charter, any proposed related person transaction is to be submitted to the Audit Committee for review and approval, and no such transaction may be entered into without the Audit Committee’s prior approval. A “related person transaction” is a transaction between us and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which the related person has or will have a direct or indirect material interest. Related persons include our directors, executive officers, their respective immediate family members and 5% beneficial owners of our common stock. The Audit Committee reviews and considers each transaction in light of the specific facts and circumstances presented.

Compensation Committee Interlocks and Insider Participation

During 2025, Juan A. Benitez, Mary P. Harman, and Samir Zabaneh served on the Compensation Committee. No member of the Compensation Committee was at any time during 2025, or at any other time, an officer or employee of ACI. None of our executive officers currently serves, or in 2025 has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board or Compensation Committee.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are ACI stockholders will be “householding” our proxy materials. A single Internet Availability Notice, set of proxy materials or annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Internet Availability Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to ACI’s office located at 6060 Coventry Drive, Elkhorn, NE 68022 or call (402) 390-7600. ACI undertakes to deliver promptly to a stockholder upon such written or oral request a separate Internet Availability Notice, set of proxy materials or annual report.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

74

Annual Report

Stockholders may obtain a copy of our Annual Report and a list of the exhibits thereto without charge by written request delivered to ACI, Attn: Investor Relations, 6060 Coventry Drive, Elkhorn, NE 68022. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available on our website at aciworldwide.com as soon as reasonably practicable after we file such information electronically with the SEC.

Stockholder Communications with our Board

Communications from stockholders to our Board, including stockholder director recommendations as well as stockholder proposals submitted in accordance with the procedures described in this Proxy Statement, may be delivered to our Secretary at 6060 Coventry Drive, Elkhorn, NE 68022; or via telephone to (402) 390-7600. These communications will be received by our Secretary, who will forward them to the appropriate members of our Board.

Other Matters

Our Board does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

By Order of the Board of Directors

2026 PROXY STATEMENT 75

Appendix A

We provide the information below to reconcile to GAAP those non-GAAP financial metrics used by management to measure performance and those financial metrics used that are either non-GAAP financial metrics or reflect approved adjustments. The non-GAAP measures exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Revenue Net of Interchange

Revenue Net of Interchange is a non-GAAP financial measure defined as revenue net of pass-through interchange revenue. Revenue Net of Interchange should be considered in addition to, rather than as a substitute for, revenue. For purposes of calculations under our 2024 short-term incentive program awards and our 2024 PSU awards, we further adjusted Revenue Net of Interchange (including for purposes of calculating Net Adjusted EBITDA Margin) to be based on our 2024 budgeted foreign exchange rate rather than our actual foreign exchange rates. For purposes of calculations under our 2025 short-term incentive program awards under our 2025 PSU awards, we further adjusted Revenue Net of Interchange (including for purposes of calculating Net Adjusted EBITDA Margin) to be based on 2025 budgeted foreign exchange rate rather than our actual foreign exchange rates. The following is a reconciliation of Revenue Net of Interchange to revenue for the years ended December 31, 2025 and 2024:

Revenue Net of Interchange (millions)	Years Ended December 31,
	2025	2024
Revenue	$1,759.8	$1,594.3
Minus:
Pass-through Interchange Revenue	554.6	469.4

Revenue Net of Interchange	$1,205.2	$1,124.9

Approved Adjustments Related to Annual Cash Incentive Plan Metrics(1)	(10.5)	5.5

Revenue Net of Interchange(2)	$1,194.7	$1,130.4

(1)	Reflects adjustments for the use of 2024 and 2025 budgeted foreign exchange rate rather than actual foreign exchange rates.
(2)	Revenue Net of Interchange used for purposes of calculations under our 2024 and 2025 short-term incentive program awards and our 2024 and 2025 PSU awards.

Adjusted EBITDA and Net Adjusted EBITDA Margin

Adjusted EBITDA is a non-GAAP financial measure defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income. Net Adjusted EBITDA Margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue Net of Interchange. For purposes of calculations under our 2024 short-term incentive program awards and our 2024 PSU awards, we further adjusted Adjusted EBITDA (including for purposes of calculating Net Adjusted EBITDA Margin) to be based on our 2024 budgeted foreign exchange rate rather than our actual foreign exchange rates. For purposes of calculations under our 2025 short-term incentive program awards and our 2025 PSU awards, we further adjusted Adjusted EBITDA (including for purposes of calculating Net Adjusted EBITDA Margin) to be based on our 2025 budgeted foreign exchange rate rather than our actual foreign exchange rates.

2026 PROXY STATEMENT A-1

The following is a reconciliation of Adjusted EBITDA to net income for the years ended December 31, 2025 and 2024:

Adjusted EBITDA (millions)	Years Ended December 31,
	2025	2024
Net income	$226.7	$203.1
Plus:
Income tax expense	80.0	47.3
Net interest expense	43.0	56.5
Net other (income) expense	(19.7)	1.2
Depreciation expense	12.8	18.2
Amortization expense	84.1	92.8
Non-cash stock-based compensation expense	70.6	41.3

Adjusted EBITDA before significant transaction-related expenses	$497.5	$460.4
Cost reduction strategies	7.7	4.3
European datacenter migration	-	-
Other	1.2	1.0

Adjusted EBITDA	$506.4	$465.7

Net Adjusted EBITDA Margin	42%	41%

Approved Adjustments Related to Annual Cash Incentive Plan Metrics(1)	(4.9)	1.1

Adjusted EBITDA(2)	$501.5	$466.8

Net Adjusted EBITDA Margin	42%	41%

(1)	Reflects adjustments for the use of 2024 and 2025 budgeted foreign exchange rate rather than actual foreign exchange rates.
(2)	Adjusted EBITDA and Net Adjusted EBITDA Margin used for purposes of calculations under our 2024 and 2025 short-term incentive program awards and our 2024 and 2025 PSU awards.

A-2

ACI Worldwide, Inc.	Internet:
www.proxypush.com/ACIW
	•	Cast your vote online
	•	Have your Proxy Card ready
	•	Follow the simple instructions to record your vote

For Stockholders of record as of April 8, 2026	Phone:
Tuesday, June 2, 2026 10:00 AM, Eastern Time	1-866-390-5392
Annual meeting to be held virtually via the internet - please visit www.proxydocs.com/ACIW for more details.	•	Use any touch-tone telephone
	•	Have your Proxy Card ready
	•	Follow the simple recorded instructions
Mail:
	•	Mark, sign and date your Proxy Card
	•	Fold and return your Proxy Card in the postage-paid envelope provided
YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 10:00 AM, Eastern Time, June 2, 2026.	Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/ACIW

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Craig Maki and Sara Arrasmith (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ACI Worldwide, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

ACI Worldwide, Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ALL NOMINEES FOR DIRECTOR ON PROPOSAL 1, AND FOR PROPOSALS 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	To elect the nine directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2027 Annual Meeting of Stockholders;
		FOR	AGAINST	ABSTAIN
	1.01 Adalio T. Sanchez	☐	☐	☐	FOR

	1.02 Juan A. Benitez	☐	☐	☐	FOR

	1.03 Kimberly deBeers	☐	☐	☐	FOR

	1.04 Todd Ford	☐	☐	☐	FOR

	1.05 Mary P. Harman	☐	☐	☐	FOR

	1.06 Didier Lamouche	☐	☐	☐	FOR

	1.07 Katrinka B. McCallum	☐	☐	☐	FOR

	1.08 Thomas W. Warsop III	☐	☐	☐	FOR

	1.09 Samir M. Zabaneh	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026;	☐	☐	☐	FOR

3.	To conduct an advisory vote to approve named executive officer compensation; and	☐	☐	☐	FOR

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/ACIW

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date